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As filed with the Securities and Exchange Commission on December 15, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Axle & Manufacturing, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3714 (Primary Standard Industrial Classification Code Number)	38-3138388 (I.R.S. Employer Identification No.)

One Dauch Drive
Detroit, MI 48211
(313) 758-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

American Axle & Manufacturing Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3714 (Primary Standard Industrial Classification Code Number)	38-3161171 (I.R.S. Employer Identification No.)

One Dauch Drive
Detroit, MI 48211
(313) 758-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

David E. Barnes
Vice President and General Counsel
American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, MI 48211
(313) 758-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lisa L. Jacobs
Shearman & Sterling LLP
599 Lexington Avenue
New York, N.Y. 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

             If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)

6.250% Senior Notes due 2025	$700,000,000	100.000%	$700,000,000	$87,150

6.500% Senior Notes due 2027	$500,000,000	100.000%	$500,000,000	$62,250

Guarantees of 6.250% Senior Notes due 2025(3)	N/A	N/A	N/A	None(4)

Guarantees of 6.500% Senior Notes due 2027(3)	N/A	N/A	N/A	None(4)

Total	$1,200,000,000	N/A	$1,200,000,000	$149,400

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
Calculated in accordance with Rule 457(f) under the Securities Act.

(3)
The guarantors are U.S. wholly owned subsidiaries of American Axle & Manufacturing Holdings, Inc. and have guaranteed the Exchange Notes being registered.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

             The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
AAM International Holdings, Inc.	Delaware	3714	38-3439761
Auburn Hills Manufacturing, Inc.	Delaware	3714	26-3005324
Oxford Forge, Inc.	Delaware	3714	83-0500168
MSP Industries Corporation	Michigan	3714	38-2382767
Colfor Manufacturing, Inc.	Delaware	3714	34-1834325
Accugear, Inc.	Delaware	3714	26-3788013
Rochester Manufacturing, LLC	Indiana	3714	81-4819506
Metaldyne Performance Group, Inc.	Delaware	3714	47-1420222
MPG Holdco I Inc.	Delaware	3714	47-1982408
Metaldyne BSM, LLC	Delaware	3714	27-0951584
Metaldyne M&A Bluffton, LLC	Delaware	3714	27-0951678
Metaldyne Powertrain Components, Inc.	Delaware	3714	27-0951786
Metaldyne Sintered Ridgway, LLC	Delaware	3714	27-0951522
Metaldyne SinterForged Products, LLC	Delaware	3714	27-0951460
Punchcraft Machining and Tooling, LLC	Delaware	3714	27-1056645
HHI FormTech, LLC	Delaware	3714	27-0616933
Jernberg Industries, LLC	Delaware	3714	41-2184354
Impact Forge Group, LLC	Delaware	3714	20-5095432
ASP HHI Holdings, Inc.	Delaware	3714	46-0950155
ASP HHI Intermediate Holdings, Inc.	Delaware	3714	46-0938599
ASP HHI Intermediate Holdings II, Inc.	Delaware	3714	46-0930921
ASP HHI Acquisition Co., Inc.	Delaware	3714	46-0960591
Forging Holdings, LLC	Delaware	3714	35-2525415
Hephaestus Holdings, LLC	Delaware	3714	41-2184344
HHI FormTech Holdings, LLC	Delaware	3714	27-1086215
HHI Forging, LLC	Delaware	3714	41-2184347
Gearing Holdings, LLC	Delaware	3714	37-1776445
Cloyes Gear Holdings, LLC	Delaware	3714	27-1251882
Jernberg Holdings, LLC	Delaware	3714	41-2184353
Impact Forge Holdings, LLC	Delaware	3714	20-5095539
ASP MD Holdings, Inc.	Delaware	3714	46-1221703
ASP MD Intermediate Holdings, Inc.	Delaware	3714	46-1201937
ASP MD Intermediate Holdings II, Inc.	Delaware	3714	46-1212382
MD Investors Corporation	Delaware	3714	80-0439981
Metaldyne, LLC	Delaware	3714	27-0951240
Gear Design and Manufacturing, LLC	Delaware	3714	30-0971179
Grede Wisconsin Subsidiaries LLC	Wisconsin	3714	39-1535863
Cloyes Gear and Products, Inc.	Ohio	3714	34-0680655
Grede LLC	Delaware	3714	27-1678991
Grede Holdings LLC	Delaware	3714	27-1652192
ASP Grede Intermediate Holdings LLC	Delaware	3714	46-5236694
GSC RIII—Grede LLC	Delaware	3714	27-1825881
Shop IV Subsidiary Investment (Grede), LLC	Delaware	3714	27-1776073
HHI Holdings, LLC	Delaware	3714	26-2752467
Grede II LLC	Delaware	3714	27-1652192
ASP Grede AcquisitionCo LLC	Delaware	3714	46-5262890
The Mesh Company, LLC	Arkansas	3714	62-1668155

(1)
The address of the principal executive offices of all of the registrants is One Dauch Drive, Detroit, Michigan 48211 and the telephone number is (313) 758-2000.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2017

PROSPECTUS

Offers to Exchange
$700,000,000 Outstanding 6.250% Senior Notes due 2025
for Registered 6.250% Senior Notes due 2025
and
$500,000,000 Outstanding 6.500% Senior Notes due 2027
for Registered 6.500% Senior Notes due 2027

         American Axle & Manufacturing, Inc. ("AAM Inc.", the "Company" or the "Issuer") is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding unregistered 6.250% Senior Notes due 2025 (the "2025 Restricted Notes") for an equivalent principal amount of our registered 6.250% Senior Notes due 2025 (the "2025 Exchange Notes"), and all of our outstanding unregistered 6.500% Senior Notes due 2027 (the "2027 Restricted Notes") for an equivalent principal amount of our registered 6.500% Senior Notes due 2027 (the "2027 Exchange Notes"), such offers referred to herein, collectively, as the "exchange offers." The 2025 Restricted Notes and the 2027 Restricted Notes are collectively referred to as the "Restricted Notes" and the 2025 Exchange Notes and the 2027 Exchange Notes are collectively referred to as the "Exchange Notes."

         The Exchange Notes will be AAM Inc.'s senior unsecured obligations and will rank equally with all of AAM Inc.'s other existing and future senior indebtedness. AAM Inc.'s obligations under the Exchange Notes will be guaranteed on a senior unsecured basis, jointly and severally, by American Axle & Manufacturing Holdings, Inc. ("Holdings"), AAM Inc.'s parent corporation, Metaldyne Performance Group Inc. ("MPG"), a wholly owned subsidiary of Holdings, and certain of AAM Inc.'s and MPG's current and future subsidiaries (each a "Subsidiary Guarantor" and, together with MPG, the "Subsidiary Guarantors"). See "Description of the Exchange Notes". All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate. See "Description of the Exchange Notes—Guarantees".

         The exchange offers are subject to customary closing conditions and will expire at 11:59 p.m., New York City time, on                        , 2017 (the "Expiration Date"), unless extended.

         We issued the Restricted Notes in transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act") and, as a result, their transfer is restricted. We are making the exchange offers to satisfy your registration rights as a holder of the Restricted Notes and will not receive any proceeds from the exchange offers. The terms of the Exchange Notes are identical in all material respects to the Restricted Notes of the same series, except that the Exchange Notes are registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Restricted Notes of the same series and will not entitle their holders to registration rights. The Exchange Notes, together with any Restricted Notes that are not exchanged in the exchange offer, will be governed by the same indenture, constitute the same class of debt securities for the purposes of such indenture and vote together on all matters.

         Each holder of Restricted Notes wishing to accept Exchange Notes in the exchange offers must deliver the Restricted Notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of Restricted Notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offers" in this prospectus and in the accompanying letter of transmittal.

         Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution." The Exchange Notes will not be listed on any securities exchange or for quotation through any automated dealer quotation system.

         See "Risk Factors" beginning on page 10 for a discussion of risk factors that you should carefully consider before deciding to exchange your Restricted Notes for Exchange Notes.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017

ABOUT THIS PROSPECTUS

        It is important that you read and consider all of the information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by Reference" and "Where You Can Find More Information."

        As used in this prospectus, unless otherwise indicated or the context otherwise requires the terms "the Company," "we," "us" and "our" and "AAM" refer to collectively (i) American Axle & Manufacturing, Inc., or AAM Inc., the issuer, a Delaware corporation, and its direct and indirect subsidiaries, including the Subsidiary Guarantors, (ii) American Axle & Manufacturing Holdings, Inc., or Holdings, a Delaware corporation, and the direct parent corporation of the issuer and (iii) Metaldyne Performance Group Inc., or MPG, a Delaware corporation and a wholly owned subsidiary of Holdings. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of MPG and AAM Inc., the issuer of the Restricted Notes.

INCORPORATION BY REFERENCE

        We are incorporating by reference into this prospectus certain information that Holdings has filed with the SEC, which means that we are disclosing important information to you by referring you to other documents. This prospectus incorporates by reference the documents listed below and any future filings made by Holdings with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this prospectus and prior to termination of this offering.

        The following documents, which have been filed with the SEC by Holdings, are hereby incorporated by reference into this prospectus:

  •
  Annual Report on Form 10-K of Holdings for the fiscal year ended December 31, 2016 filed on February 10, 2017, as amended by Amendment No. 1 to Annual Report on Form 10-K/A of Holdings for the fiscal year ended December 31, 2016 filed on March 6, 2017;

i

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed on May 5, 2017, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed on July 28, 2017, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 filed on November 3, 2017; and

  •
  Current Report on Form 8-K filed on November 3, 2016, as amended by Amendment No. 1 on Form 8-K/A filed on March 6, 2017, and the Current Reports on Form 8-K filed on January 24, 2017, March 6, 2017, March 8, 2017, March 23, 2017, April 3, 2017, April 5, 2017, April 6, 2017, April 12, 2017, May 5, 2017, May 17, 2017, November 7, 2017, November 14, 2017, and December 15, 2017.

        Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including information pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference in this document from the SEC's website at the address described below. You may also request a copy of these filings, at no cost, by writing or telephoning at the address and telephone number set forth below. We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to: American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198. Our telephone number is 313-758-2000.

SEGMENT REPORTING

        Prior to the acquisition of MPG on April 6, 2017, Holdings operated in one reportable segment: the manufacture, engineer, design and validation of driveline systems and related components and chassis modules for light trucks, sport utility vehicles (SUVs), crossover vehicles, passenger cars and commercial vehicles. Subsequent to the acquisition of MPG, Holdings' business was organized into four business units, each representing a reportable segment under ASC 280 Segment Reporting. The four segments are Driveline, Metal Forming, Powertrain and Casting.

        Holdings has not retrospectively applied a change in segment reporting to the Annual Report on Form 10-K of Holdings for the fiscal year ended December 31, 2016. Prior to the acquisition of MPG, Holdings did not operate in what is now its Powertrain or Casting business units and its Driveline business unit contributed approximately 95% of its consolidated net sales. A retrospective breakout of financial information for Driveline and Metal Forming, the business units in which Holdings had operations prior to the acquisition of MPG, would result in immaterial changes and would not provide meaningful information to investors.

CHANGE IN ACCOUNTING PRINCIPLE

        Effective April 1, 2017, Holdings changed its method of accounting for indirect inventory from capitalizing and recording as expense when the inventory was consumed to now expensing indirect inventory at the time of purchase. Holdings believes that expensing indirect inventory at the time of purchase is preferable as the change (1) aligns purchase patterns of indirect inventory with our current operational strategies, (2) reduces the administrative burden associated with recordkeeping for indirect inventory, and (3) results in a uniform accounting policy across our global operations as MPG's accounting method had been to expense indirect inventory upon purchase.

        Based on the guidance in ASC 250 Accounting Changes and Error Corrections, Holdings would apply this change in accounting principle retrospectively, however, we have not retrospectively revised our financial statements in the Annual Report on Form 10-K of Holdings for the fiscal year ended December 31, 2016. The impact on previously reported inventories, net would be a reduction of $37.2 million, with an associated decrease of previously reported retained earnings of $24.2 million and an associated increase in previously reported deferred tax assets of $13.0 million as of December 31, 2016. The impact to Holdings' Statements of Income was immaterial in any of the periods that would require retrospective application.

WHERE YOU CAN FIND MORE INFORMATION

        Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information AAM files electronically with the SEC, which you can access over the internet at http://www.sec.gov.

        You may also access Holdings' SEC filings under the heading "Investors" on AAM's website at http://www.aam.com. The information contained on or linked to or from AAM's website is not incorporated by reference into this prospectus and is not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus and the documents incorporated herein or therein by reference are forward-looking in nature, such as statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as "will," "may," "could," "would," "plan," "believe," "expect," "anticipate," "intend," "project," "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

  •
  reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), or other customers;

  •
  reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA);

  •
  our ability to develop and produce new products that reflect market demand;

  •
  lower-than-anticipated market acceptance of new or existing products;

  •
  our ability to respond to changes in technology, increased competition or pricing pressures;

  •
  our ability to attract new customers and programs for new products;

  •
  our ability to successfully integrate the business and information systems of MPG and to realize the anticipated benefits of the merger;

  •
  risks inherent in our global operations (including adverse changes in trade agreements, tariffs, immigration policies, political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations);

  •
  negative or unexpected tax consequences;

  •
  risks related to disruptions to ongoing business operations as a result of the merger with MPG, including disruptions to management time;

  •
  liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;

  •
  our ability to achieve the level of cost reductions required to sustain global cost competitiveness;

  •
  supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise;

  •
  our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis;

  •
  our ability to realize the expected revenues from our new and incremental business backlog;

  •
  risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attack and other similar disruptions;

  •
  global economic conditions;

  •
  a significant disruption in operations at one or more of our key manufacturing facilities;

  •
  our ability to maintain satisfactory labor relations and avoid work stoppages;

  •
  our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages;

  •
  price volatility in, or reduced availability of, fuel;

  •
  potential liabilities or litigation relating to, or assumed in, the MPG merger;

  •
  potential adverse reactions or changes to business relationships resulting from the completion of the merger with MPG;

  •
  our ability to protect our intellectual property and successfully defend against assertions made against us;

  •
  our ability to attract and retain key associates;

  •
  availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants;

  •
  our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

  •
  changes in liabilities arising from pension and other postretirement benefit obligations;

  •
  risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities or reputational damage;

  •
  adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations);

  •
  our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and

  •
  other unanticipated events and conditions that may hinder our ability to compete.

        It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

v

SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus. Because this is a summary it may not contain all the information that may be important to you. You should read the entire prospectus and the information incorporated by reference, before making an investment decision. Some of the statements in this "Summary" are forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for more information regarding these statements.

Our Business

        We are a global Tier I supplier to the automotive, commercial and industrial markets. We design, engineer, validate and manufacture driveline, metal forming, powertrain and casting products, employing over 25,000 associates, operating at more than 90 facilities in 17 countries, to support our customers on global and regional platforms with a continued focus on delivering operational excellence, technology leadership and quality. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        Holdings was incorporated in Delaware on May 15, 1998. Holdings' principal executive offices are located at One Dauch Drive, Detroit, Michigan 48211, and its telephone number at that address is 313-758-2000. Holdings' website is www.aam.com.The information contained on or accessible through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein.

 The Exchange Offers

        On March 9, 2017, we completed a private offering of the Restricted Notes. Concurrently with the private offering, we entered into registration rights agreements (the "Registration Rights Agreements") pursuant to which we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offers. For more information please see "The Exchange Offers."

The Exchange Offers	We are offering to exchange up to $700,000,000 aggregate principal amount of the 2025 Exchange Notes which have been registered under the Securities Act for any and all of the outstanding $700,000,000 aggregate principal amount of 2025 Restricted Notes.

We are also offering to exchange up to $500,000,000 aggregate principal amount of the 2027 Exchange Notes which have been registered under the Securities Act for any and all of the outstanding $500,000,000 aggregate principal amount of 2027 Restricted Notes.

Restricted Notes may be exchanged only in minimum denominations of $1,000 and any integral multiples thereof. Exchange Notes will be issued only in minimum denominations of $1,000 and any integral multiples thereof.

CUSIPS	The CUSIP numbers for the 2025 Restricted Notes are 02406PAP5 (Rule 144A) and U02436AC4 (Regulation S). The CUSIP number for the 2025 Exchange Notes is 02406PAR1.
The CUSIP numbers for the 2027 Restricted Notes are 02406PAS9 (Rule 144A) and U02436AD2 (Regulation S). The CUSIP number for the 2027 Exchange Notes is 02406PAU4.
Expiration Dates	The exchange offers will expire at 11:59 p.m., New York City time, on , 2017, unless extended by us. See "The Exchange Offers—Expiration Date; Extensions, Amendments."
Conditions to the Exchange Offers

Despite any other term of the exchange offers, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

• the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either of the exchange offers.

The Company expressly reserves the right to amend or terminate the exchange offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offers to the holders of the outstanding Restricted Notes as promptly as practicable.

These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion.

Resale of the Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

• you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

• if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and
• you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where such outstanding Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read "Plan of Distribution" for more details regarding the transfer of Exchange Notes.

Procedures for Tendering Restricted Notes

If you wish to participate in the exchange offers, sign and date the letter of transmittal that was delivered with this prospectus in accordance with the instructions, and deliver the letter of transmittal, along with the Restricted Notes and any other required documentation, to the exchange agent. Alternatively, you can tender your outstanding Restricted Notes by following the procedures for book-entry transfer, as described in this prospectus. See "The Exchange Offers—Procedures for Tendering Restricted Notes." By executing the letter of transmittal or by transmitting an agent's message (as defined below) in lieu thereof, you will represent to us that, among other things:

• the Exchange Notes you receive will be acquired in the ordinary course of your business;
• you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the Exchange Notes;

•

you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our "affiliates" to distribute the Exchange Notes; and
• you are not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offers. See "Plan of Distribution."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Restricted Notes in the exchange offers, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus. See "The Exchange Offers—Procedures for Tendering Restricted Notes."

Withdrawal Rights	Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.
Effect on Holders of Restricted Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Restricted Notes pursuant to the terms of, the exchange offers, the Company will have fulfilled its obligation to consummate exchange offers for the Restricted Notes under the Registration Rights Agreements. If you do not tender your Restricted Notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding Restricted Notes as set forth in the indenture governing the Restricted Notes, except the Company will not have any further obligation to you to provide for the exchange and registration of untendered outstanding Restricted Notes under the Registration Rights Agreements. As a result of the transfer restrictions and the availability of Exchange Notes, the market for the Restricted Notes is likely to be much less liquid after these exchange offers are completed.

Consequences of Failure to Exchange

All untendered outstanding Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the related indenture. In general, the outstanding Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Company does not currently anticipate that it will register the outstanding Restricted Notes under the Securities Act.

Broker-Dealers

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Material United States Federal Income Tax Consequences

The exchange of Outstanding Notes for Exchange Notes in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. See "Material U.S. Federal Income Tax Consequences."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offers. See "Use of Proceeds."
Exchange Agent and Information Agent

U.S. Bank National Association is serving as exchange agent in connection with the exchange offers. Its address, telephone number and facsimile number are listed in "The Exchange Offers—Exchange Agent."

 The Exchange Notes

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the respective series of Exchange Notes.

        The Exchange Notes are substantially identical in all material respects to the Restricted Notes, except that the Exchange Notes have been registered under the Securities Act and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes. The Exchange Notes will evidence the same debt as the Restricted Notes and be entitled to the benefits of the indenture.

Issuer	American Axle & Manufacturing, Inc.
2024 Exchange Notes Offered	Up to $700,000,000 aggregate principal amount of 2025 Exchange Notes in exchange for an identical principal amount of the 2025 Restricted Notes.
2025 Exchange Notes Offered	Up to $500,000,000 aggregate principal amount of 2027 Exchange Notes in exchange for an identical principal amount of the 2027 Restricted Notes.
Maturity

The 2025 Exchange Notes will mature on April 1, 2025, and the 2027 Exchange Notes will mature on April 1, 2027, unless redeemed earlier by us as described in "Description of the Exchange Notes—Optional Redemption."

Interest	The 2025 Exchange Notes will bear interest at the rate of 6.250% per year on the principal amount thereof.
The 2027 Exchange Notes will bear interest at the rate of 6.500% per year on the principal amount thereof.
Interest Payment Dates

The Exchange Notes will be payable semi-annually on April 1 and October 1 of each year. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or provided for on the Restricted Notes.

Guarantees

The Exchange Notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, by Holdings, MPG and each of AAM Inc.'s and MPG's subsidiaries that guarantees our obligations under the New Senior Secured Credit Facilities (defined below), and certain of our future subsidiaries. See "Description of the Exchange Notes—Guarantees."

Ranking

The Exchange Notes will be our senior unsecured obligations and, as guaranteed, will rank equally in right of payment to the senior indebtedness of AAM Inc. and the Guarantors (as defined herein), effectively junior to all of the secured indebtedness (including obligations with respect to the Credit Agreements) of AAM Inc., Holdings and the Subsidiary Guarantors, to the extent of the value of the assets securing that indebtedness, and effectively junior to all indebtedness and other liabilities of our non-guarantor Subsidiaries (as defined herein). See "Description of the Exchange Notes—Ranking."

Optional Redemption

Prior to April 1, 2020, in the case of the 2025 Exchange Notes, and prior to April 1, 2022, in the case of the 2027 Exchange Notes, we will have the option to redeem some or all of the applicable series of notes for cash at a redemption price equal to 100% of the principal amount of the applicable series of notes plus the Applicable Premium (as described in this prospectus under "Description of the Exchange Notes—Optional Redemption") as of, and accrued and unpaid interest to, the redemption date. Beginning on April 1, 2020, in the case of the 2025 Exchange Notes, and beginning on April 1, 2022, in the case of the 2027 Exchange Notes, we may redeem some or all of the applicable series of notes at the redemption prices set forth in this offering memorandum under "Description of the Exchange Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date.

In addition, on any one or more occasions prior to April 1, 2020, we may redeem up to 35% of the original principal amount of the Exchange Notes of any series with the net cash proceeds of one or more equity offerings at a redemption price of 106.25%, in the case of the 2025 Exchange Notes, or 106.50%, in the case of the 2027 Exchange Notes, of the principal amount thereof plus accrued and unpaid interest to the redemption date.

Change of Control

Upon the occurrence of a change of control, you will have the right, as holders of the Exchange Notes, to require us to repurchase some or all of your Exchange Notes equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See "Description of the Exchange Notes—Change of Control."

Covenants	The terms of the Exchange Notes contain covenants for your benefit.
These covenants restrict Holdings' and our ability, with certain exceptions, to:
• engage in consolidations and mergers or sell or transfer assets;
• incur debt secured by certain liens; and

• engage in certain sale and leaseback transactions.
See "Description of the Exchange Notes—Material Covenants."
United States Federal Income Taxation

The exchange of outstanding Restricted Notes for Exchange Notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes. See "Material U.S. Federal Income Tax Consequences."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offer. See "Use of Proceeds."
Trustee	U.S. Bank National Association
Governing Law	New York
Risk Factors	See "Risk Factors."

RISK FACTORS

        You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus. See Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016. Some factors in this section are "forward-looking statements." For a discussion of those statements and of other factors for investors to consider, see "Cautionary Statement Regarding Forward-Looking Statements."

         The Exchange Notes do not restrict our ability to incur additional unsecured debt, including debt of our subsidiaries, or prohibit us from taking other action that could negatively impact holders of the Exchange Notes and the Exchange Notes will be structurally subordinated to the debt and other liabilities of subsidiaries that do not guarantee the Exchange Notes.

        We are not restricted under the terms of the indenture or the Exchange Notes from incurring additional indebtedness, including indebtedness of our subsidiaries.

        Not all of our subsidiaries will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, including any of our foreign subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the Exchange Notes will effectively be subordinated to the prior payment of all of the liabilities of our non-guarantor Subsidiaries.

        As of September 30, 2017, the non-guarantor Subsidiaries of AAM Inc. and MPG had total assets (net of intercompany receivables) of $3,225.7 million and total liabilities (net of intercompany notes and payables) of $909.6 million (including indebtedness of $75.2 million). In addition, on a consolidated basis, AAM, together with MPG, had consolidated indebtedness of $4,176.1 million, net of debt issuance costs of $79.2 million.

        The terms of the indenture limit our ability to secure additional debt without also securing the Exchange Notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See "—The Exchange Notes are unsecured and effectively subordinated to our existing and future secured indebtedness," and "Description of the Exchange Notes—Material Covenants" in this prospectus. In addition, the Exchange Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the Exchange Notes could have the effect of diminishing our ability to make payments on the Exchange Notes when due.

         The Exchange Notes are unsecured and effectively subordinated to our existing and future secured indebtedness.

        Our obligations under the Exchange Notes will not be secured by any of our assets, while our obligations under the New Senior Secured Credit Facilities are secured on a first priority basis by all or substantially all of the assets of Holdings, AAM Inc., MPG and each Subsidiary Guarantor, including a pledge of all capital stock of AAM Inc., MPG and the Subsidiary Guarantors and a portion of the capital stock of the first tier foreign subsidiaries of Holdings, AAM Inc., MPG and the Subsidiary Guarantors. Therefore, the lenders under the Credit Agreement and holders of any other secured debt that we or our subsidiaries may incur in the future, will have claims with respect to these assets that have priority over the claims of the holders of the Exchange Notes.

        In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of secured obligations will be entitled to be paid to the extent of the value of the assets securing such debt. Thereafter, holders of the Exchange Notes will participate ratably with all holders of our other senior unsecured indebtedness, based upon the respective amounts owed to each holder or creditor, in our remaining assets, if any. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, ratably, than holders of our secured indebtedness.

        As of September 30, 2017, we have $1,653.0 million of secured indebtedness outstanding and approximately $869.1 million of secured debt available for additional borrowing under our Credit Agreement.

         Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

        We have now and will continue to have a significant amount of indebtedness. As of September 30, 2017, our total outstanding indebtedness is approximately $4,176.1 million, net of debt issuance costs of $79.2 million, of which $1,653.0 million would have been secured, and we would have had $869.1 million available for additional secured borrowing under our New Senior Secured Credit Facilities.

        Our significant indebtedness could have material consequences. For example, it could:

  •
  make it more difficult for us to satisfy our debt obligations;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  impair our ability to obtain additional financing in the future for working capital needs;

  •
  limit the amount of cash available for capital expenditures and other activities, including acquisitions and general corporate purposes;

  •
  require us to dedicate a substantial portion of our cash flows from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, acquisitions and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a disadvantage compared to our competitors that have less indebtedness; and

  •
  expose us to higher interest expense in the event of increases in interest rates to the extent any of our indebtedness bears interest at a variable rate.

        Any of these risks could impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

         To service our indebtedness and fund our working capital and capital expenditures, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on our indebtedness will depend upon our future operating performance and our ability to generate cash flow in the future, which are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our indebtedness prior to maturity, selling assets or operations or seeking additional equity capital. Any or all of these actions may be insufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on commercially reasonable terms, if at all.

         We may be unable to refinance our outstanding indebtedness, including the Exchange Notes.

        We may need to refinance all or a portion of our indebtedness before the maturity date of the Exchange Notes, including indebtedness under the indenture governing our senior notes. To the extent they remain outstanding, our 7.75% senior unsecured notes are due in 2019 (the "7.75% Notes"), our 6.25% notes are due in 2021 (the "6.25% Notes"), and our 6.625% senior unsecured notes are due in 2022 (the "6.625% Notes"). There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

         Covenants in our Credit Agreement, indenture and agreements that we may enter into in the future may limit our ability to operate our business.

        The New Senior Secured Credit Facilities contains covenants that restrict our ability to make distributions or other payments to our investors. In addition, these agreements include covenants restricting the ability, among other things, of AAM Inc. to:

  •
  make certain investments;

  •
  declare or pay dividends or distributions on capital stock;

  •
  redeem or repurchase capital stock and certain debt obligations;

  •
  incur liens;

  •
  incur indebtedness; and

  •
  merge, make acquisitions and sell assets.

        These restrictions could limit our ability to make borrowings, obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding indebtedness, complete acquisitions for cash or debt or react to changes in our operating environment. Any credit agreement or indenture that we may enter into in the future may have similar restrictions.

        If we default under the Credit Agreement or our indenture because of a covenant breach or otherwise, all outstanding amounts thereunder could become immediately due and payable. We cannot assure you that we will be able to obtain a waiver under any credit agreement, indenture or similar instrument in the future should a default occur. We cannot assure you that we would have sufficient funds to repay all of the outstanding amounts under the Credit Agreement, indenture governing our senior secured notes and indentures governing our unsecured senior notes and convertible senior notes and the Exchange Notes offered hereby, and any acceleration of amounts due would have a material adverse effect on our liquidity and financial condition.

         A significant portion of our assets consists of goodwill and intangible assets.

        As of September 30, 2017, 36% of our total consolidated assets consisted of goodwill and intangible assets. The value of our assets and, in particular, our intangible assets will depend on market conditions, the availability of buyers and similar factors. By their nature, our intangible assets may not have a readily ascertainable market value or may not be readily saleable or, if saleable, there may be substantial delays in their liquidation.

         We depend on cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the Exchange Notes.

        We are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the Exchange Notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the Exchange Notes. In addition, the Subsidiary Guarantors will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

        Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements.

        Although the New Senior Secured Credit Facilities limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations are subject to significant qualifications and exceptions. As a result, although our subsidiaries may have cash, we or our Subsidiary Guarantors may be unable to obtain that cash to satisfy our obligations under the Exchange Notes or the guarantees, as applicable.

         Holdings' guarantee provides little, if any, additional credit support for the Exchange Notes.

        Holdings is a holding company whose only material assets are AAM Inc. and MPG capital stock. Holdings' sole source of operating income and cash flow is currently derived from AAM Inc. and MPG. Accordingly, Holdings is dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, AAM Inc. and MPG to provide the funds necessary to meet its obligations under its guarantee. As a result, Holdings' guarantee provides little, if any, additional credit support for the Exchange Notes.

         We may be unable to repurchase the Exchange Notes upon a change of control.

        Under the indenture governing the Exchange Notes offered hereby, each holder of Exchange Notes may require us to repurchase all of such holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if certain "change of control" events occur. See "Description of the Exchange Notes—Change of Control."

        However, it is possible that we will not have sufficient funds when required under the indenture to make the required repurchase of the Exchange Notes. If we fail to repurchase Exchange Notes in that circumstance, we will be in default under the indenture governing the Exchange Notes. If we are required to repurchase a significant portion of the Exchange Notes, we may require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all.

        The agreements governing our other indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a change of control or an asset sale and including repurchases of or other prepayments in respect of the Exchange Notes. The exercise by the holders of Exchange Notes of their right to require us to repurchase the Exchange Notes pursuant to a change of control offer could cause a default under these other agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing the Exchange Notes, we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing the Exchange Notes. In that case, our failure to purchase tendered Exchange Notes would constitute an event of default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, our ability to pay cash to the holders of Exchange Notes upon a repurchase may be limited by our then existing financial resources.

         There may be no public trading market for the Exchange Notes.

        We have not applied and do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. As a result, a market for the Exchange Notes may not develop or, if one does develop, it may not be maintained. If an active market for the Exchange Notes fails to develop or be sustained, the trading price and liquidity of the Exchange Notes could be adversely affected.

         If you are able to resell your Exchange Notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

        If you are able to resell your Exchange Notes, the price you receive will depend on many other factors that may vary over time, including:

  •
  our financial performance;

  •
  the amount of indebtedness we have outstanding;

  •
  the market for similar securities;

  •
  market interest rates;

  •
  the redemption (if any) and repayment features of the Exchange Notes to be sold; and

  •
  the time remaining to maturity of your Exchange Notes.

        As a result of these factors, you may only be able to sell your Exchange Notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

         Our financial performance and other factors could adversely impact our ability to make payments on the Exchange Notes.

        Our ability to make scheduled payments with respect to our indebtedness, including the Exchange Notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

         An adverse rating of the Exchange Notes may cause their trading price to fall.

        If a rating agency rates the Exchange Notes, it may assign a rating that is lower than the ratings assigned to our other debt. Rating agencies also may lower ratings on the Exchange Notes or our other debt in the future. If rating agencies assign a lower than expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the Exchange Notes could significantly decline.

         The indenture governing the Exchange Notes will not include many of the covenants typically associated with comparably rated debt securities.

        Although the Exchange Notes are expected to be rated below investment grade at the time of this offering by both Standard & Poor's and Moody's Investors Service, they lack the protection for holders of a number of restrictive covenants typically associated with comparably rated public debt securities, including limitations on the incurrence of additional unsecured indebtedness, payment of dividends and other restricted payments, sale of assets and the use of proceeds therefrom, transactions with affiliates and dividend and other payment restrictions affecting subsidiaries. The primary restrictive covenants contained in the indenture under which the Exchange Notes will be issued will limit only our ability, Holdings' ability and the Subsidiary Guarantors' ability to create certain liens, enter into certain sale-leaseback transactions and consolidate, merge or transfer assets.

         Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        AAM Inc.'s creditors or the Subsidiary Guarantors' creditors could challenge the issuance of the Exchange Notes and the related guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the Exchange Notes or the guarantees could be found to be a fraudulent transfer and declared void if a court determined that AAM Inc. or the relevant Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the Exchange Note or its guarantee, as applicable, (1) delivered the Exchange Note or guarantee, as applicable, with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the Exchange Note or guarantee, as applicable, and any of the following three conditions apply:

  •
  AAM Inc. or the guarantor was insolvent or rendered insolvent by reason of delivering the Exchange Note or guarantee;

  •
  AAM Inc. or the guarantor was engaged in a business or transaction for which AAM Inc.'s or the guarantor's remaining assets constituted unreasonably small capital; or

  •
  AAM Inc. or the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

        In addition, any payment by AAM Inc. or that guarantor pursuant to the Exchange Notes or its guarantee, as applicable, could be voided and required to be returned to AAM Inc. or the guarantor, or to a fund for the benefit of the creditors of AAM Inc. or the guarantor, as applicable. In any such case, the right of noteholders to receive payments in respect of the Exchange Notes from AAM Inc. or any such guarantor, as applicable, would be effectively subordinated to all indebtedness and other liabilities of AAM Inc. or that guarantor. The indenture governing the Exchange Notes will limit the liability of each Subsidiary Guarantor on its guarantee to the maximum amount that such Subsidiary Guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the Exchange Notes in full when due.

        If a court declares the Exchange Notes or guarantees to be void, or if the Exchange Notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us or any amounts payable on the Exchange Notes would, with respect to amounts claimed against AAM Inc. or the guarantors, be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, AAM Inc. or a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that AAM Inc. on a consolidated basis, after giving effect to the issuance of the Exchange Notes and the guarantee of the Exchange Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

         A financial failure by any Subsidiary Guarantor may hinder payment on the Exchange Notes, as well as the enforcement of remedies under any subsidiary guarantees.

        If any of the Subsidiary Guarantors subsequently becomes a debtor subject to insolvency proceedings under the bankruptcy code, it may result in delays in the payment of the Exchange Notes and in the exercise of enforcement remedies under the Exchange Notes or any subsidiary guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, limitations of collectability of unmatured interest or attorneys' fees and forced restructuring of the Exchange Notes.

         An increase in market interest rates could result in a decrease in the value of the Exchange Notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Exchange Notes and market interest rates increase, the market value of your Exchange Notes may decline. We cannot predict the future level of market interest rates.

         If a series of Exchange Notes is rated investment grade at any time by both Standard & Poor's and Moody's Investors Service and no default or event of default has occurred or is continuing with respect to such series of Exchange Notes, AAM Inc. may elect to suspend the guarantees of the Subsidiary Guarantors with respect to such series of Exchange Notes, and the holders of such Exchange Notes will lose the protection of these guarantees.

        The indenture governing the Exchange Notes contains guarantees by the Subsidiary Guarantors that may, at the election of AAM Inc., be suspended and cease to have any effect with respect to a series of Exchange Notes from and after the first date when such series of Exchange Notes is rated investment grade by both Standard & Poor's and Moody's Investors Service. If at any time after such suspension or cessation the credit rating of such series of Exchange Notes is downgraded from an investment grade rating by Standard & Poor's or Moody's Investors Service, then the guarantees by the Subsidiary Guarantors will be reinstated with respect to such series of Exchange Notes. See "Description of the Exchange Notes—Material Covenants—Future subsidiary guarantors."

         If you do not properly tender your Restricted Notes, your ability to transfer such outstanding Restricted Notes will be adversely affected and the trading market for such Restricted Notes may be limited.

        AAM Inc. will only issue Exchange Notes in exchange for Restricted Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal or properly transferred via book entry in accordance with the procedures described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the Restricted Notes and you should carefully follow the instructions on how to tender your Restricted Notes. Neither AAM Inc. nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Restricted Notes. If you do not tender your Restricted Notes or if your tender of Restricted Notes is not accepted because you did not tender your Restricted Notes properly, then, after consummation of the exchange offers, you will continue to hold Restricted Notes that are subject to the existing transfer restrictions. After the exchange offers are consummated, if you continue to hold any Restricted Notes, you may have difficulty selling them because there will be fewer Restricted Notes remaining and the market for such Restricted Notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged Restricted Notes could become more limited than the existing trading market for the Restricted Notes and could cease to exist altogether due to the reduction in the amount of the Restricted Notes remaining upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered Restricted Notes.

         If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

        If you tender your Restricted Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive Restricted Notes in a like principal amount. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offers will be retired and cancelled.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. AAM incurred new debt as a result of our merger with Metaldyne Performance Group, Inc. (MPG) that was used, in part, to fund the cash consideration payable in connection with the merger, related fees and expenses, and to refinance certain existing indebtedness of MPG. The amount of new debt incurred was $2.85 billion, which consisted of borrowings under the Restricted Notes, as well as borrowings under the New Senior Secured Credit Facilities (as defined in "Description of Certain Other Indebtedness.") The pro forma ratio of earnings to fixed charges for the nine months ended September 30, 2017 and for the year ended December 31, 2016 reflect the impact of this new indebtedness as if it has been incurred on January 1, 2016, the beginning of the earliest period presented.

        For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes, plus fixed charges, as well as adjustments for capitalized interest, the amortization of capitalized interest and earnings from equity investees. Fixed charges consist of interest expense, one-third of rental expense, which we believe to be representative of the interest portion of rental expense, and capitalized interest.

	Pro Forma
	Nine Months Ended September 30, 2017		Nine Months Ended September 30, 2017	Year Ended December 31,
		Year Ended December 31, 2016
				2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	2.67	2.39	2.51	3.71	3.42	2.54	1.63	1.22

 DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

New Senior Secured Credit Facilities

        In connection with our acquisition of MPG on April 6, 2017, Holdings and AAM Inc. entered into a credit agreement (the "Credit Agreement"), among AAM Inc., as borrower, Holdings, each financial institution party thereto as a lender (the "Lenders") and administrative agent, pursuant to which Holdings and certain of its restricted subsidiaries (including certain subsidiaries of MPG acquired as part of the acquisition) are required to guarantee the borrowings of AAM Inc. thereunder and Holdings, AAM Inc. and certain of their restricted subsidiaries are required to pledge their assets (including, without limitation, after-acquired assets), subject to certain exceptions and limitations. In connection with the Credit Agreement, Holdings, AAM Inc. and certain of their restricted subsidiaries entered into a Collateral Agreement and Guarantee Agreement with the financial institutions party thereto as collateral agent and administrative agent.

        Pursuant to the Credit Agreement, the Lenders agreed to provide a $100.0 million term loan A facility (the "Term Loan A Facility"), a $1.55 billion term loan B facility (the "Term Loan B Facility") and a $900 million multi-currency revolving credit facility (the "Revolving Credit Facility," and together with the Term Loan A Facility and the Term Loan B Facility, the "New Senior Secured Credit Facilities"). The proceeds of the Term Loan A Facility and the Term Loan B Facility were used to finance a portion of the consideration for the Acquisition, pay transaction costs, redeem in full MPG Holdco I Inc.'s 7.375% Senior Notes due 2022, and repay the existing indebtedness of AAM Inc. under its Amended and Restated Credit Agreement, dated as of January 9, 2004, amended and restated as of September 13, 2013 and as further amended, among AAM Inc., as borrower, Holdings, and each financial institution party thereto as a lender and administrative agent, as well as repay existing indebtedness of MPG under its Credit Agreement, dated as of October 20, 2014 and as amended as of May 8, 2015, among MPG Holdco I Inc., as guarantor, MPG, the subsidiary guarantors party thereto, and each financial institution party thereto as a lender and administrative agent. The proceeds of the Revolving Credit Facility will be used for general corporate purposes. We paid debt issuance costs of $53.9 million in the first nine months of 2017 related to the New Senior Secured Credit Facilities.

        The Term Loan A Facility and the Revolving Credit Facility will mature on April 6, 2022, and the Term Loan B Facility will mature on April 6, 2024. Borrowings under the New Senior Secured Credit Facilities bear interest at rates based on the applicable Eurodollar rate or alternate base rate, as AAM may elect, in each case plus an applicable margin determined based on AAM's total net leverage ratio. The alternate base rate is the greatest of (a) the prime rate of a major United States financial institution, (b) the Federal Reserve Bank of New York rate plus 0.50% and (c) the adjusted Eurodollar rate plus 1.00%. The applicable margin for Eurodollar-based loans under the New Senior Secured Credit Facilities will be between 1.25% and 2.25%.

        The Credit Agreement requires certain mandatory prepayments of outstanding loans under the Term Loan A Facility and the Term Loan B Facility, subject to certain exceptions, based on 50% of the annual excess cash flow of Holdings and its restricted subsidiaries (with step-downs to 0% based upon the total net leverage ratio, and with no prepayment required if annual excess cash flow is under a specified minimum threshold), the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions, and the net cash proceeds of any issuance of debt not otherwise permitted under the Credit Agreement.

        The Credit Agreement permits AAM Inc. to incur incremental term loan borrowings and/or increase commitments under the Revolving Credit Facility, subject to certain limitations and the satisfaction of certain conditions, in an aggregate amount not to exceed (i) $600 million, plus (ii) certain voluntary prepayments, plus (iii) additional amounts subject to pro forma compliance with a first lien net leverage ratio for Holdings and its restricted subsidiaries.

        The Credit Agreement contains customary affirmative and negative covenants, including, among others, financial covenants based on total net leverage and cash interest expense coverage ratios and limitations on the ability of Holdings, AAM Inc. or their restricted subsidiaries to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness, or merge, make certain acquisitions or certain sales of assets. The Credit Agreement includes customary events of default, the occurrence of which would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable. Upon such default, the lenders may also seek customary remedies with respect to the collateral under the Collateral Agreement.

7.75% Notes

        In 2011, we issued $200.0 million of 7.75% senior unsecured notes due 2019 (7.75% Notes).

6.625% Notes

        In 2012, we issued $550.0 million of 6.625% senior unsecured notes due 2022 (6.625% Notes). Net proceeds from the 6.625% Notes were used to fund the purchase and redemption of $250.0 million of the outstanding 5.25% senior unsecured notes, including the payment of interest, the redemption of $42.5 million aggregate principal amount of our 9.25% notes, certain pension obligations and for other general corporate purposes.

6.25% Notes

        In 2013, we issued $400.0 million of 6.25% senior unsecured notes due 2021 (6.25% Notes). Net proceeds from the 6.25% Notes were used to fund the purchase and redemption of our 7.875% Notes and for other general corporate purposes. We paid debt issuance costs of $6.6 million in 2013 related to the 6.25% Notes.

Leases

        We lease certain facilities and furniture under capital leases expiring at various dates. The gross asset cost of our capital leases was $10.1 million and $8.8 million at September 30, 2017 and December 31, 2016, respectively. The net book value included in property, plant and equipment, net on the balance sheet was $5.4 million and $5.5 million at September 30, 2017 and December 31, 2016, respectively. The weighted-average interest rate on these capital lease obligations at September 30, 2017 was 6.5%.

        We also lease certain manufacturing machinery and equipment, commercial office and production facilities, vehicles and other assets under operating leases expiring at various dates. Our total expense relating to operating leases was $26.9 million, $25.3 million and $23.6 million in 2016, 2015 and 2014, respectively.

Foreign Credit Facilities

        We utilize local currency credit facilities to finance the operations of certain foreign subsidiaries. These credit facilities, some of which are guaranteed by Holdings and/or AAM Inc., expire at various dates through July 2019. At September 30, 2017, $52.3 million was outstanding under these facilities and an additional $99.9 million was available.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        We and the Guarantors entered into Registration Rights Agreements with the initial purchasers of the Restricted Notes of the applicable series in which we agreed, under certain circumstances to use our reasonable efforts to file with the SEC a registration statement relating to offers to exchange the Restricted Notes for Exchange Notes, cause the registration statement to become effective under the Securities Act and complete the exchange offers within 365 days after the original issue date of the Restricted Notes (the "Issue Date"). The Exchange Notes will have terms substantially identical to the terms of such Restricted Notes and related guarantees of such series of Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to such notes will not apply. The 2025 Restricted Notes and 2027 Restricted Notes were issued on March 9, 2017.

        For each Restricted Note surrendered to us pursuant to the exchange offers, the holder who surrendered such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note. Interest on such Exchange Note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange therefor or (ii) if the Restricted Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such Restricted Note, from the Issue Date of the Restricted Notes.

        Under the registration rights agreements, if we and the Guarantors fail to complete the exchange offers (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 365 days after the Issue Date (a "Registration Default"), then additional interest will accrue on the principal amount of the applicable series of Restricted Notes that are "registrable securities" (such additional interest, the "Additional Interest"), from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, in an amount equal to 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). Following the cure of all Registration Defaults, the accrual of Additional Interest will cease. A copy of the registration rights agreements has been filed as an exhibit to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offers, you will be required to make the following written representations:

  •
  you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

  •
  you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

  •
  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

  •
  you are acquiring the Exchange Notes in the ordinary course of your business; and

  •
  you are not acting on behalf of any person or entity that could not truthfully make these representations.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where the broker-dealer acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not our affiliate or an affiliate of any Guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

  •
  you are acquiring the Exchange Notes in the ordinary course of your business.

        If you are our affiliate or an affiliate of a Guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

        This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read "Plan of Distribution" for more details regarding the transfer of Exchange Notes.

Terms of the Exchange Offers

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offers any Restricted Notes that are validly tendered and not validly withdrawn prior to the expiration date. Restricted Notes may only be tendered in a minimum denomination of $1,000 and any integral multiples thereof, and any unexchanged portion of a Restricted Note must be in a principal amount of $1,000 or any integral multiples thereof. We will issue Exchange Notes in principal amounts identical to the Restricted Notes surrendered in the exchange offers.

        The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Restricted Notes of the corresponding series except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Restricted Notes of the corresponding series. The Exchange Notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the Restricted Notes. For a description of the indenture, see "Description of the Exchange Notes."

        The exchange offers are not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange.

        As of the date of this prospectus, $700 million aggregate principal amount of the 6.250% Senior Notes due 2025 and $500 million aggregate principal amount of the 6.500% Senior Notes due 2027 that were issued in a private offering on March 9, 2017 are outstanding and unregistered. This prospectus and the letter of transmittal are being sent to all registered holders of Restricted Notes. There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offers. We intend to conduct the exchange offers in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders' series of Restricted Notes and the registration rights agreement except, we will not have any further obligation to you to provide for the registration of the Restricted Notes under the registration rights agreement. We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your Restricted Notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Restricted Notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 11:59 p.m., New York City time, on                  , 2017. However, if we, in our sole discretion, extend the period of time for which the exchange offers are open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which the exchange offers are open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Restricted Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right, so long as applicable law allows:

  •
  to delay our acceptance of Restricted Notes for exchange;

  •
  to terminate the exchange offers if any of the conditions set forth under "—Conditions to the Exchange Offers" exist;

  •
  to waive any condition to the exchange offers;

  •
  to amend any of the terms of the exchange offers; and

  •
  to extend the Expiration Date and retain all Restricted Notes tendered in the exchange offers, subject to your right to withdraw your tendered Restricted Notes as described under "—Withdrawal of Tenders." Any waiver or amendment to the exchange offers will apply to all Restricted Notes tendered, regardless of when or in what order the Restricted Notes were tendered. If the exchange offers are amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offers, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and we will extend the exchange offers to the extent required by Rule 14-e under the Exchange Act.

        We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offers, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to a financial news service.

        In the event we terminate the exchange offers, all Restricted Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offers are withdrawn or otherwise not completed, Exchange Notes will not be given to holders of Restricted Notes who have validly tendered their Restricted Notes.

Acceptance of Restricted Notes for Exchange

        In all cases, the Company will promptly issue Exchange Notes for outstanding Restricted Notes that it has accepted for exchange under the exchange offers only after the exchange agent timely receives:

  •
  outstanding Restricted Notes or a timely book-entry confirmation of such outstanding Restricted Notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding Restricted Notes pursuant to the exchange offers, you will represent to us that, among other things:

  •
  you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

  •
  you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

  •
  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

  •
  you are acquiring the Exchange Notes in the ordinary course of your business; and

  •
  you are not acting on behalf of any person or entity that could not truthfully make these representations.

        In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for outstanding Restricted Notes must represent that such outstanding Restricted Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        The Company will interpret the terms and conditions of the exchange offers, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding Restricted Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular outstanding Restricted Notes not properly tendered or not to accept any particular Restricted Notes if the acceptance might, in its or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding Restricted Notes prior to the Expiration Date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding Restricted Notes for exchange must be cured within such reasonable period of time as we determine. None of the Company, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding Restricted Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding Restricted Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the Expiration Date.

Procedures for Tendering Restricted Notes

        To tender your outstanding Restricted Notes in the exchange offers, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth on the inside back cover of this prospectus prior to the Expiration Date; or

  •
  comply with the procedures of the Automated Tender Offer Program of the DTC described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding Restricted Notes along with the letter of transmittal prior to the Expiration Date; or

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding Restricted Notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the Expiration Date.

        Your tender, if not withdrawn prior to the Expiration Date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offers, you will be required to make the written representations as set forth in "—Purpose and Effect of the Exchange Offers."

        The method of delivery of outstanding Restricted Notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the Expiration Date. You should not send letters of transmittal or certificates representing outstanding Restricted Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding Restricted Notes, you should promptly contact your registered holder and instruct the registered holder to tender on your behalf.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding Restricted Notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding Restricted Notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any Restricted Notes listed on the outstanding Restricted Notes, such outstanding Restricted Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding Restricted Notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal, any certificates representing outstanding Restricted Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender Restricted Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Restricted Notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding Restricted Notes that are the subject of the book- entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal; and

  •
  we may enforce that agreement against such participant.

  Book-Entry Transfer

        The exchange agent will seek to establish a new account or utilize an existing account with respect to the Restricted Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Restricted Notes may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent's account. The confirmation of a book-entry transfer of Restricted Notes into the exchange agent's account at DTC is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

  Other Matters

        Exchange Notes will be issued in exchange for Restricted Notes accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for (or a timely book-entry confirmation with respect to) your Restricted Notes;

  •
  a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Restricted Notes. There will be no guaranteed delivery procedures for the exchange offers. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of Restricted Notes will not be considered valid. We reserve the absolute right to reject any or all tenders of Restricted Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Restricted Notes.

        Our interpretation of the terms and conditions of the exchange offers, including the instructions in the accompanying letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of Restricted Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Restricted Notes to have been validly made until all defects and irregularities have been waived by us or cured. None of the Company, the exchange agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Restricted Notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at the address set forth on the inside of the back cover of this prospectus; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the Restricted Notes to be withdrawn;

  •
  identify the Restricted Notes to be withdrawn, including the certificate numbers and principal amount of the Restricted Notes;

  •
  be signed by the person who tendered the Restricted Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the Restricted Notes are to be re-registered, if different from that of the withdrawing holder.

        If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC.

        We will determine in our sole discretion all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers.

        Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for the Restricted Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offers. You may retender properly withdrawn Restricted Notes by following one of the procedures described under "—Procedures for Tendering Restricted Notes" at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

        Despite any other term of the exchange offers, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the exchange offers as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

  •
  the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

  •
  any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either of the exchange offers.

        The Company expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers is open. Consequently, the Company may delay acceptance of any Restricted Notes by giving oral or written notice of such extension to their holders. The Company will return any outstanding Restricted Notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

        The Company expressly reserves the right to amend or terminate the exchange offers and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offers to the holders of the outstanding Restricted Notes as promptly as practicable. In the case of any extension of the exchange offers, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion. If the Company fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the Expiration Date.

        In addition, the Company will not accept for exchange any outstanding Restricted Notes tendered, and will not issue Exchange Notes in exchange for any such outstanding Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the Exchange Notes under the Trust Indenture Act of 1939, as amended.

Consequences of Failing to Exchange

        If you do not exchange your Restricted Notes for Exchange Notes in the exchange offers, you will remain subject to the restrictions on transfer of the Restricted Notes:

  •
  as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the offering memoranda distributed in connection with the private offerings of the Restricted Notes.

        In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Upon completion of the exchange offers, we are under no obligation to, and do not intend to, register resales of the outstanding Restricted Notes under the Securities Act.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. The expenses of the exchange offers and the remaining unamortized expenses related to the issuance of the Restricted Notes will be amortized over the term of the Exchange Notes.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Restricted Notes, letters of transmittal and any other required documents to the exchange agent at the address set forth below:

  U.S. Bank National Association
  535 Griswold Street, Suite 550
  Detroit, Michigan 48226
  Attention: James Kowalski

Information Agent

        U.S. Bank National Association has been appointed as information agent for the exchange offers. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone number set forth on the inside of the back cover of this prospectus. Holders of Restricted Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not our affiliate within the meaning of Rule 405 of the Securities Act;

  •
  you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

  •
  if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

  •
  you are acquiring the Exchange Notes in the ordinary course of your business.

        If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

  •
  You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

        This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where such outstanding Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read "Plan of Distribution" for more details regarding the transfer of Exchange Notes.

Fees and Expenses

        We will bear the expenses of soliciting tenders pursuant to the exchange offers. The principal solicitation for tenders pursuant to the exchange offer is being made by electronic transmission. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telecopy, mail or telephone.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees.

        We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

        We will pay all transfer taxes applicable to the transfer and exchange of Restricted Notes pursuant to the exchange offers. If, however:

  •
  delivery of the Exchange Notes and/or certificates for Restricted Notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Restricted Notes tendered;

  •
  tendered certificates for Restricted Notes are recorded in the name of any person other than the person signing any letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the transfer and exchange of Restricted Notes to us or our order,

the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the Exchange Notes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF THE EXCHANGE NOTES

        The following description is only a summary of the material provisions of the Exchange Notes and the indenture (defined below). This description does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Exchange Notes and the indenture. We urge you to read the indenture and the form of the notes, which you may obtain from us upon request. You will find the definitions of capitalized terms used in this description under the heading "—Certain Definitions." As used in this description, all references to the "Issuer," "we," "us" or "our" mean American Axle & Manufacturing, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, and all references to "Holdings" mean American Axle & Manufacturing Holdings, Inc., our parent corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of the Issuer.

General

        We will issue the 6.250% notes due 2025 (the "2025 Exchange Notes") and the 6.500% notes due 2027 (the "2027 Exchange Notes" and, together with the 2025 Exchange Notes, the "Exchange Notes") pursuant to the Indenture dated as of November 3, 2011, as amended and supplemented from time to time, among American Axle & Manufacturing, Inc., as issuer, American Axle & Manufacturing Holdings, Inc., as guarantor, the Subsidiary Guarantors (as defined herein), and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated March 23, 2017, among Holdings, AAM Inc., Alpha SPV I, Inc., certain subsidiary guarantors and the Trustee, and the Second Supplemental Indenture, dated May 17, 2017, among Holdings, AAM Inc., certain subsidiary guarantors and the Trustee (collectively, the "indenture"). The terms of the Exchange Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

Principal, Maturity and Interest

        The 2025 Exchange Notes initially will be limited to $700,000,000 aggregate principal amount and will mature on April 1, 2025. The 2025 Exchange Notes will bear interest at the rate of 6.25% per year on the principal amount thereof until April 1, 2025.

        The 2027 Exchange Notes initially will be limited to $500,000,000 aggregate principal amount and will mature on April 1, 2027. The 2027 Exchange Notes will bear interest at the rate of 6.50% per year on the principal amount thereof until April 1, 2027.

        The Exchange Notes will accrue interest from the most recent interest payment date for which interest had been paid or duly provided for on the relevant Restricted Notes. Interest will be payable on the Exchange Notes semi-annually in arrears on April 1 and October 1 of each year, to holders of record at the close of business on the March 15 or September 15 immediately preceding such interest payment date. Each payment of interest on the Exchange Notes will include interest accrued from the period commencing on and including the immediately preceding interest payment day through the day before the applicable interest payment date (or redemption date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

        Interest will cease to accrue on an Exchange Note upon its maturity or redemption. We may not reissue an Exchange Note that has matured or been redeemed or otherwise canceled, except for registration of transfer, exchange or replacement of such Exchange Note.

        The indenture provides that we have the ability to issue additional notes in series, including additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms, as the Exchange Notes of the applicable series issued hereby. Any additional notes having the same terms as a series of Exchange Notes offered hereby and designated as the same series and class of notes will, together with such Exchange Notes offered hereby, constitute a single series of the Exchange Notes under the indenture. However, in the event that any such additional notes are not fungible with the Exchange Notes of such series issued hereby for U.S. federal income tax purposes, such non-fungible additional notes of that series will be issued with a separate CUSIP number so that they are distinguishable from the Exchange Notes of such series issued hereby. The Exchange Notes will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.

Guarantees

        Holdings and each of the Subsidiary Guarantors, will, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the Issuer's obligations under the Exchange Notes and the indenture. Each guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically, fully and unconditionally released and discharged upon:

  (1)
  any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor, or the sale or disposition of all the assets of such Subsidiary Guarantor, which sale, exchange, transfer or disposition is made in compliance with the applicable provisions of the indenture;

  (2)
  the exercise by the Issuer of its legal defeasance option or covenant defeasance option or the discharge of the Issuer's obligations under the indenture in accordance with the terms of the indenture; or

  (3)
  the election of the Issuer to effect such a release following the Suspension Date as described under "—Material Covenants—Future subsidiary guarantors."

        The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Ranking

        The indebtedness evidenced by the Exchange Notes and the guarantees will be unsecured and will rank pari passu in right of payment to the senior indebtedness of the Issuer and the Guarantors, respectively.

        The Exchange Notes are unsecured obligations of the Issuer. Secured debt and other secured obligations of the Issuer (including obligations with respect to the Credit Agreement) will be effectively senior to the Exchange Notes to the extent of the value of the assets securing such debt or other obligations.

        As of September 30, 2017, there was outstanding:

  •
  $4,175.5 million of senior indebtedness of the Issuer, $1,624.4 million of which is secured;

  •
  $4.6 million of senior indebtedness of the Guarantors, all of which is secured; and

  •
  $75.2 million of total indebtedness of the non-guarantor Subsidiaries of the Issuer.

        Not all of our Subsidiaries will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, including any of our foreign Subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the Exchange Notes will effectively be subordinated to the prior payment of all of the liabilities of our non-guarantor Subsidiaries.

        As of September 30, 2017, the non-guarantor Subsidiaries of AAM Inc. and MPG had total assets (net of intercompany receivables) of $3,225.7 million and total liabilities (net of intercompany notes and payables) of $909.6 million (including indebtedness of $75.2 million). For the nine months ended September 30, 2017, the non-guarantor Subsidiaries of AAM Inc. and MPG had net sales of $2,585.4 million (excluding intercompany sales) and generated net income attributable to AAM Inc. of $242.6 million. See note 15 to Holdings' condensed consolidated financial statements as of September 30, 2017, as included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

Optional Redemption

        On and after April 1, 2020, in the case of the 2025 Exchange Notes, and on and after April 1, 2022, in the case of the 2027 Exchange Notes, we will be entitled at our option to redeem all or a portion of the applicable series of notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

  2025 Exchange Notes

Period	Redemption Price
2020	104.688%
2021	103.125%
2022	101.563%
2023 and thereafter	100.000%

  2027 Exchange Notes

Period	Redemption Price
2022	103.250%
2023	102.167%
2024	101.083%
2025 and thereafter	100.000%

        Prior to April 1, 2020, in the case of the 2025 Exchange Notes, and prior to April 1, 2022, in the case of the 2027 Exchange Notes, we will be entitled at our option to redeem all or a portion of the applicable series of Exchange Notes at a redemption price equal to 100% of the principal amount of the applicable series of Exchange Notes plus the Applicable Premium plus accrued and unpaid interest to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder's registered address or delivered electronically, not less than 30 nor more than 60 days prior to the redemption date.

        In addition, we may on any one or more occasions prior to April 1, 2020 redeem up to 35% of the original principal amount of the Exchange Notes of any series (calculated after giving effect to any issuance of additional notes for such series) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.25%, in the case of the 2025 Exchange Notes, or 106.50%, in the case of the 2027 Exchange Notes, of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date); provided that:

  (1)
  at least 65% of the original principal amount of the Exchange Notes of the applicable series (calculated after giving effect to any issuance of additional notes for the applicable series) remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 90 days after the closing of such Equity Offering.

        We will mail or deliver electronically notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the Exchange Notes to be redeemed. If less than all the Exchange Notes are to be redeemed at any time, the trustee will select the Exchange Notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

Change of Control

        Upon the occurrence of a Change of Control, the Issuer will make an offer (a "Change of Control Offer") to each holder of Exchange Notes to repurchase all or any part of each holder's Exchange Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. Within 30 days following any Change of Control, the Issuer will (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and (ii) send, by first-class mail, with a copy to the trustee, a notice to each registered holder of Exchange Notes stating: (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the indenture and that all Exchange Notes timely tendered will be accepted for payment; (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control) and (4) the procedures that holders of Exchange Notes must follow in order to tender their Exchange Notes (or portions thereof) for payment, and the procedures that holders of Exchange Notes must follow in order to withdraw an election to tender Exchange Notes (or portions thereof) for payment.

        The Issuer shall comply with the requirements of Rule 14e of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms of the Exchange Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all Exchange Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the trustee the Exchange Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Issuer. The paying agent will promptly mail to each registered holder of Exchange Notes properly tendered the Change of Control Purchase Price for such Exchange Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered by such holder, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

        The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and all other provisions of the indenture and terms of the Exchange Notes applicable to a Change of Control Offer made by the Issuer and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer. For the avoidance of doubt, the Merger does not constitute a Change of Control for purposes of this provision.

Material Covenants

Consolidation, merger, sale or conveyance.

        (a)   The indenture provides that neither the Issuer nor Holdings may consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:

  •
  the successor or transferee entity, if other than the Issuer or Holdings, as the case may be, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding notes and the performance of every covenant and obligation in the indenture to be performed or observed by the Issuer or Holdings, as the case may be;

  •
  immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

  •
  the Issuer or Holdings, as the case may be, has delivered to the trustee an officers' certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

        In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for the Issuer or Holdings, as the case may be, as obligor or guarantor on the Exchange Notes, as the case may be, with the same effect as if it had been named in the indenture as the Issuer or Holdings, as the case may be.

        (b)   No Subsidiary Guarantor may consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:

  •
  the successor or transferee entity, if not a Subsidiary Guarantor prior to such merger, conveyance, transfer or lease, shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of such Subsidiary under its guarantee; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Issuer, Holdings or an affiliate of the Issuer or Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary;

  •
  immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

  •
  the Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

Limitation on liens.

        The Issuer and Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed ("Debt") secured by a Mortgage upon any Operating Property, or upon shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by the Issuer or Holdings or any Restricted Subsidiary, whether owned at the date of the indenture (November 3, 2011) or thereafter acquired, without effectively providing concurrently that the Exchange Notes of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Debt so long as such Debt shall be so secured.

        The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:

  (1)
  Mortgages on any property existing at the time of the acquisition thereof;

  (2)
  Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or Holdings or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to us, Holdings or a Restricted Subsidiary; provided that any such Mortgage does not extend to any property owned by us, Holdings or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

  (3)
  Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

  (4)
  Mortgages in favor of the Issuer, Holdings or a Restricted Subsidiary;

  (5)
  Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

  (6)
  Mortgages in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

  (7)
  Mortgages existing on the date of the indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the indenture or referred to in clauses (1) to (3) or (5); provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (3) or (5) and the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; provided further that this clause (7) shall not include Mortgages securing Debt incurred under the Credit Agreement or any extension, renewal, replacement or refunding thereof.

        Notwithstanding the restrictions described above, the Issuer, Holdings and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the Exchange Notes of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of the Issuer, Holdings and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under "—Limitation on sale and leaseback transactions" below) does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on sale and leaseback transactions.

        The Issuer and Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:

  (1)
  the Sale and Leaseback Transaction is solely with the Issuer, Holdings or another Restricted Subsidiary;

  (2)
  the lease is for a period not in excess of 24 months, including renewals;

  (3)
  the Issuer, Holdings or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading "—Limitation on liens," without equally and ratably securing the notes then outstanding under the indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

  (4)
  the Issuer, Holdings or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of notes, other Funded Debt of the Issuer or Holdings ranking on a parity with the Exchange Notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

  (5)
  the Attributable Debt of the Issuer, Holdings and our Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the indenture (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (7) of the second paragraph under the heading "—Limitation on liens") which do not equally and ratably secure such outstanding notes (or secure such outstanding notes on a basis that is prior to other Debt secured thereby), would not exceed 10% of Consolidated Net Tangible Assets.

Future subsidiary guarantors.

        The Issuer will cause each of its Subsidiaries that is not a Subsidiary Guarantor and that guarantees any Guarantee Indebtedness of the Issuer or any Guarantor to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Exchange Notes on an unsecured and unsubordinated basis and all other obligations under the indenture.

        The guarantee of the Exchange Notes by any Subsidiary Guarantor will be released and discharged as described under "—Guarantees."

        The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

        Following the first day (the "Suspension Date"):

  (1)
  a series of Exchange Notes has an Investment Grade Rating from both of the Ratings Agencies; and

  (2)
  no Default has occurred and is continuing under the indenture with respect to such series of Exchange Notes;

Holdings, the Issuer and their Subsidiaries will not be subject to the provisions of this covenant with respect to such series of Exchange Notes.

        In addition, upon the occurrence of a Suspension Date for a series of Exchange Notes, the Issuer may elect, by delivering written notice thereof to the trustee, to suspend the guarantees of the Subsidiary Guarantors with respect to such series of Exchange Notes.

        If at any time the credit rating of a series of Exchange Notes is downgraded from an Investment Grade Rating by any Ratings Agency or if a Default or Event of Default occurs and is continuing with respect to such series of Exchange Notes, then (i) this covenant will thereafter be reinstated with respect to such series of Exchange Notes, unless and until such series of Exchange Notes subsequently attains an Investment Grade Rating and no Default or Event of Default is in existence for such series of Exchange Notes (in which event this covenant shall no longer be in effect for such time that such series of Exchange Notes maintains an Investment Grade Rating and no Default or Event of Default is in existence with respect to such series of Exchange Notes) and (ii) the guarantees of the Subsidiary Guarantors with respect to such series of Exchange Notes previously suspended will be automatically reinstated.

        There can be no assurance that the Exchange Notes will ever achieve or maintain an Investment Grade Rating.

Events of Default; Waiver and Notice

        An event of default is defined in the indenture with respect to a series of Exchange Notes as:

  (a)
  default for 30 days in payment of any interest on the Exchange Notes of such series when it becomes due and payable;

  (b)
  default in payment of principal of or any premium on the Exchange Notes of such series at maturity or redemption or repurchase price when the same becomes due and payable;

  (c)
  default by the Issuer or Holdings in the performance of any other covenant contained in the indenture for the benefit of such Exchange Notes that has not been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

  (d)
  the guarantee with respect to such Exchange Notes of (i) Holdings or (ii) any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the latest audited consolidated financial statements for Holdings) would constitute a Significant Subsidiary, in each case, ceases to be in full force and effect or is declared null and void or Holdings or any such Subsidiary Guarantor denies that it has any further liability under its guarantee to the holders of such Exchange Notes, or has given notice to such effect (other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in the indenture;

  (e)
  default in the payment of principal of such Exchange Notes when due or resulting in acceleration of other indebtedness of the Issuer, Holdings or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of such notes; provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

  (f)
  failure by Holdings, the Issuer or any Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $100 million (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 30 days after such judgment becomes final; and

  (g)
  certain events of bankruptcy, insolvency and reorganization of the Issuer, Holdings or a Significant Subsidiary.

        When we refer to a "Significant Subsidiary," we mean any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of the indenture.

        The indenture provides that, with respect to a series of Exchange Notes:

  •
  if an event of default described in clause (a), (b), (c), (d), (e) or (f) above has occurred and is continuing with respect to such Exchange Notes, either the trustee or the holders of not less than 25% in aggregate principal amount of such Exchange Notes may declare the principal amount of such Exchange Notes then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

  •
  upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on such Exchange Notes and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of such Exchange Notes then outstanding; and

  •
  if an event of default described in clause (g) occurs and is continuing, then the principal amount of all such Exchange Notes issued under the indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

    Under the indenture, the trustee must give to the holders of Exchange Notes notice of all uncured defaults known to it with respect to the Exchange Notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the Exchange Notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Exchange Notes.

    No holder may institute any action under the indenture with respect to a series of Exchange Notes unless:

  •
  such holder has given the trustee written notice of a continuing event of default with respect to such Exchange Notes;

  •
  the holders of not less than 25% in aggregate principal amount of such Exchange Notes then outstanding have requested the trustee to institute proceedings in respect of such event of default;

  •
  such holder or holders have offered the trustee such reasonable indemnity as the trustee may require; and

  •
  the trustee has failed to institute an action for 60 days thereafter; and no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of such Exchange Notes.

        The holders of a majority in aggregate principal amount of a series of Exchange Notes affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such Exchange Notes. The indenture provides that if an event of default occurs and is continuing with respect to a series of Exchange Notes, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

        We must furnish to the trustee within 120 days after the end of each fiscal year a statement of the Issuer signed by one of the officers of the Issuer to the effect that a review of our activities during such year and our performance under the indenture and the terms of each series of notes has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the Indenture

        The Issuer and the trustee may, without the consent of the holders of a series of Exchange Notes issued under the indenture, enter into supplemental indentures with respect to such Exchange Notes for, among others, one or more of the following purposes:

  •
  to evidence the succession of another corporation to the Issuer, and the assumption by such successor of our obligations under the indenture and such Exchange Notes;

  •
  to add covenants of the Issuer, or surrender any rights of the Issuer, or add any rights for the benefit of the holders of such Exchange Notes;

  •
  to cure any ambiguity, omission, defect or inconsistency in such indenture; provided such action will not adversely affect the interests of the holders of such Exchange Notes and any related coupons in any material respect;

  •
  to establish the form or terms of any other series of debt securities, including any subordinated securities;

  •
  to evidence and provide the acceptance of any successor trustee with respect to such Exchange Notes or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

  •
  to provide any additional events of default.

        With certain exceptions, the indenture, the Holdings guarantee with respect to a series of Exchange Notes or the rights of the holders of such Exchange Notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of such Exchange Notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding Exchange Note of such series affected thereby that would:

  •
  change the maturity of any payment of principal of, or any premium on, any such Exchange Notes, or change any place of payment where, or the coin or currency in which, any such Exchange Note or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of such outstanding Exchange Notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

  •
  modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Exchange Notes of such series affected thereby.

Discharge of the Indenture

        The Issuer may satisfy and discharge its obligations under a series of the Exchange Notes issued pursuant to the indenture by delivering to the trustee for cancelation all outstanding Exchange Notes of the applicable series or by depositing with the trustee or the paying agent after the Exchange Notes of such series have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding Exchange Notes of such series and paying all other sums payable under such series of Exchange Notes issued pursuant to the indenture by the Issuer.

Governing Law

        The indenture, the Exchange Notes and the guarantees are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        "Applicable Premium" means, with respect to an Exchange Note of the applicable series on any date of redemption, the greater of:

  (a)
  1.0% of the principal amount of such Exchange Note; and

  (b)
  the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such note on April 1, 2020 (in the case of the 2025 Exchange Notes) or April 1, 2022 (in the case of the 2027 Exchange Notes) (such redemption price being described under "—Optional Redemption"), plus (ii) all required interest payments due on such Exchange Note through April 1, 2020 (in the case of the 2025 Exchange Notes) or April 1, 2022 (in the case of the 2027 Exchange Notes) (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Exchange Note.

        "Attributable Debt" in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

        "Board of Directors" means the board of directors of Holdings or any committee thereof duly authorized to act on behalf of the board of directors of Holdings.

        "Capital Stock" of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case, excluding any debt securities convertible into such equity.

        "Change of Control" means:

  (a)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% of the total voting power of the voting stock of Holdings or the Issuer (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

  (b)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such board or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

  (c)
  the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, or of the Issuer and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

  (d)
  the adoption by the stockholders of Holdings or the Issuer of a plan or proposal for the liquidation or dissolution of Holdings or the Issuer; or

  (e)
  Holdings ceases to own, directly or indirectly, all of the Capital Stock of the Issuer (other than in connection with a merger of Holdings into the Issuer permitted by the indenture).

        "Common Stock" means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Current Liabilities" means the aggregate of the current liabilities of Holdings appearing on the most recent available consolidated balance sheet of Holdings, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Holdings or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of Holdings, the Issuer or any Subsidiary for a term in excess of 12 months from the date of determination.

        "Consolidated Net Tangible Assets" means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.

        "Consolidated Tangible Assets" means the aggregate of all assets of Holdings (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of Holdings at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.

        "Credit Agreement" means the Credit Agreement dated as of April 6, 2017 among Holdings, AAM Inc., each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent.

        "Credit Facilities" means, collectively, a $100 million term loan A facility, a $1.55 billion term loan B facility and a $900 million multi-currency revolving credit facility provided pursuant to the Credit Agreement.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Equity Offering" means a public offering for cash by the Issuer or Holdings of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Issuer's or Holding's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of Holdings or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

        "Funded Debt" means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to the Issuer, Holdings or a Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

        "Guarantee Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a trade payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

  (4)
  the principal component or liquidation preference of all obligations of any Subsidiary that is not a Subsidiary Guarantor with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding, in each case, any accrued dividends);

  (5)
  the principal component of all Guarantee Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Guarantee Indebtedness is assumed by such Person; provided, however, that the amount of such Guarantee Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Guarantee Indebtedness of such other Persons; and

  (6)
  the principal component of Guarantee Indebtedness of other Persons to the extent guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor).

        "Guarantors" means Holdings, MPG and each of AAM Inc.'s and MPG's subsidiaries that are guarantors under the Credit Facilities, including the Subsidiary Guarantors.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by

        Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself constitute a loss of an Investment Grade Rating.

        "Issue Date" means the original issue date of the Restricted Notes under the indenture.

        "Mortgage" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock of the Company, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, initial purchasers' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Operating Property" means any real property or equipment located in the United States owned by, or leased to, the Issuer, Holdings or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Ratings Agencies" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service Inc. or both shall not make a rating on the Exchange Notes publicly available, a nationally recognized statistical Ratings Agency or agencies, as the case may be, selected by Holdings (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service Inc. or both, as the case may be.

        "Restricted Subsidiary" means any Subsidiary (excluding the Issuer) that owns Operating Property.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Issuer, Holdings or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Issuer, Holdings or such Subsidiary to such Person.

        "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Issuer or Holdings, or by one or more other Subsidiaries, or by the Issuer or Holdings and one or more other Subsidiaries.

        "Subsidiary Guarantor" means certain of AAM Inc.'s and MPG's current and future subsidiaries that are guarantors under the Credit Facilities (and any other Subsidiary that provides a guarantee of the Exchange Notes in accordance with the indenture); provided that upon release or discharge of such Subsidiary from its guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) ("Statistical Release") that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2020, in the case of the 2025 Exchange Notes, and April 1, 2022, in the case of the 2027 Exchange Notes; provided, however, that if the period from the redemption date to April 1, 2020, in the case of the 2025 Exchange Notes, or April 1, 2022, in the case of the 2027 Exchange Notes, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2020, in the case of the 2025 Exchange Notes, or April 1, 2022, in the case of the 2027 Exchange Notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

BOOK-ENTRY; DELIVERY AND FORM

        Upon closing of the exchange offers, each series of the Exchange Notes will be represented by one or more fully registered global securities. Each such global security will be deposited with or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Exchange Notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme clearance systems may hold beneficial interests in the Exchange Notes through the accounts that each of these systems maintain as participants in DTC.

        So long as DTC or its nominee is the registered owner of the global securities, DTC or its nominee, as the case may be, will be the sole holder of the Exchange Notes represented thereby for all purposes under the indenture governing the Exchange Notes. Except as otherwise provided in this section, the beneficial owners of the global securities representing the Exchange Notes will not be entitled to receive physical delivery of certificated Exchange Notes and will not be considered the holders thereof for any purpose under the indenture, and the global securities representing the Exchange Notes shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the global securities representing the Exchange Notes.

        The global securities representing the Exchange Notes are exchangeable for certificated Exchange Notes of like tenor and terms and of differing authorized denominations aggregating a like amount only if:

  •
  DTC notifies us that it is unwilling, unable or ineligible to continue as depositary for the global securities and a successor depositary is not appointed by us within 90 days of such notification or of our becoming aware of DTC's ineligibility;

  •
  there shall have occurred and be continuing an Event of Default under the indenture governing the Exchange Notes with respect to any of the global securities and the outstanding Exchange Notes of the series represented by such global securities shall have become due and payable pursuant to the relevant indenture and the trustee has requested that certificated Exchange Notes be issued; or

  •
  we have decided to discontinue use of book-entry transfers through DTC. DTC has advised us that, under its current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the global securities at the request of its participants.

        Upon any such exchange, the certificated Exchange Notes shall be registered in the names of the beneficial owners of the global securities representing the Exchange Notes of the applicable series as provided by DTC's relevant participants (as identified by DTC).

        The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        The following is based on information furnished by DTC:

  •
  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  Persons who are not participants may beneficially own the Exchange Notes held by DTC only through direct participants or indirect participants. Purchases of the Exchange Notes under DTC's system must be made by or through direct participants, which will receive a credit for such Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each note represented by a global security (a "Beneficial Owner") is in turn to be recorded on the direct participants' and indirect participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global securities representing the Exchange Notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners of the global securities representing the Exchange Notes will not receive certificated Exchange Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Exchange Notes is discontinued and in certain other limited circumstances.

  •
  Principal, premium, if any, and interest payments on the global securities representing the Exchange Notes will be made to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or ours, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is our and the trustee's responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct participants and indirect participants.

  •
  DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated Exchange Notes are required to be printed and delivered.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences of an exchange of Restricted Notes for Exchange Notes pursuant to the exchange offers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder's circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law, the Medicare tax on certain net investment income or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the U.S. federal, state, local and foreign tax consequences of exchanging the Restricted Notes for Exchange Notes and purchasing, holding and disposing of the Exchange Notes, including the consequences of any proposed change in applicable laws.

        The exchange of Restricted Notes for Exchange Notes in the exchange offers will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes, a holder will not recognize gain upon receipt of an Exchange Note in exchange for a Restricted Note in the exchange offers, the holder's adjusted tax basis (and adjusted issue price) in the Exchange Note received in the exchange offers will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding Restricted Note immediately before the exchange, and the holder's holding period in the Exchange Note will include its holding period in the Restricted Note.

 PLAN OF DISTRIBUTION

        Any broker-dealer that holds Restricted Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Restricted Notes acquired directly from us) may exchange such Restricted Notes pursuant to the exchange offers. Any such broker-dealer may, however, be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the exchange offers. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus, as it may be amended or supplemented from time to time. We have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, continuously effective for a period ending on the earlier of (i) 180 days from the date on which the registration statement related to the Exchange Notes is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. We have also agreed to provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during such 180-day period (or shorter as provided in the foregoing sentence) in order to facilitate such resales.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the Exchange Notes and related guarantees offered hereby will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. David E. Barnes, who is Vice President and General Counsel of AAM Inc. and Holdings, will give us an opinion about the validity of the guarantees by the Subsidiary Guarantors. Mr. Barnes owns shares of Holdings common stock.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Holdings' Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Holdings' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements, and the related financial statement schedule, of MPG as of and for the year ended December 31, 2016, incorporated in this prospectus by reference from Item 9.01 of Holdings' Current Report on Form 8-K/A filed on March 6, 2017, and the effectiveness of MPG's internal control over financial reporting as of December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated balance sheet of MPG and its subsidiaries as of December 31, 2015, and the related consolidated statements of operations, comprehensive income, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2015, and the related financial statement schedule for each of the years in the two-year period ended December 31, 2015, incorporated by reference in Holdings' Current Report on Form 8-K/A filed on March 6, 2017, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        Through and including      (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

American Axle & Manufacturing, Inc.

Offers to Exchange
$700,000,000 Outstanding 6.250% Senior Notes due 2025
for Registered 6.250% Senior Notes due 2025
and
$500,000,000 Outstanding 6.500% Senior Notes due 2027
for Registered 6.500% Senior Notes due 2027

PROSPECTUS

The date of this prospectus is                        , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of the relevant provisions of applicable Delaware law and each of the Holdings and AAM Inc. organizational documents.

        Section 102 of the DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (1) any breach of the director's duty of loyalty to such corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) willful or negligent violation of provisions of the DGCL governing payment of dividends and stock purchases or redemptions; (4) any transaction from which the director derived an improper personal benefit; or (5) any act or omission before the adoption of such a provision in the certificate of incorporation. Each of Holdings and AAM Inc.'s certificate of incorporation contains a provision so eliminating a director's personal liability to the extent permitted under the DGCL.

        Section 145 of the DGCL provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request in such a capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interests of, the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Holdings' certificate of incorporation provides for the indemnification of Holdings' directors and officers. Holdings' certificate of incorporation also provides that each current or former director, officer, employee or agent of Holdings, or each such person who is or was serving at the request of Holdings as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust limited liability company or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by Holdings to the fullest extent permitted by the DGCL, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits Holdings to provide broader indemnification rights than permitted under said law prior to such amendment). Holdings' certificate of incorporation also provides for the indemnification of the foregoing persons against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action, suit or proceeding, including appeals. In addition, Holdings' certificate of incorporation requires Holdings to promptly pay all expenses incurred by any of the foregoing persons in defending any such action, suit or proceeding, in advance of the final disposition thereof upon presentation of appropriate documentation. Holdings' certificate of incorporation also specifically authorizes Holdings to enter into agreements with any person providing for indemnification greater or different than that provided by Holdings' certificate of incorporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and/or controlling persons of Holdings and AAM Inc. pursuant to the foregoing provisions or otherwise, Holdings and AAM Inc. have been informed that, in the opinion of the SEC, such indemnification of Holdings' and AAM's directors, officers and/or controlling persons for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

        The exhibit index attached hereto is incorporated herein by reference.

  (b)
  Financial statement schedules:

        None.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of this S-4.

        (d)   Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (g)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.		Description
2.1		Agreement and Plan of Merger, dated as of November 3, 2016, by and among American Axle & Manufacturing Holdings, Inc., ALPHA SPV I, Inc. and Metaldyne Performance Group Inc. (Incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K dated November 3, 2016.)

3.1	*	Certificate of Incorporation of American Axle & Manufacturing, Inc.

3.2	*	Bylaws of American Axle & Manufacturing, Inc.

3.3		Amended and Restated Certificate of Incorporation of American Axle & Manufacturing Holdings, Inc. (Incorporated by reference to Exhibit 3.2 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-8 (Registration No. 333-220300).)

3.4		Amended and Restated Bylaws of American Axle & Manufacturing Holdings, Inc. (Incorporated by reference to Exhibit 3.2 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2009.)

3.5		Second Amended and Restated By-laws of American Axle & Manufacturing Holdings, Inc. (Incorporated by reference to Exhibit 3.03 of Current Report on Form 8-K dated July 28, 2016.)

3.6	*	Certificate of Incorporation of AAM International Holdings, Inc.

3.7	*	By-laws of AAM International Holdings, Inc.

3.8	*	Certificate of Incorporation of Auburn Hills Manufacturing, Inc.

3.9	*	Amended and Restated By-laws of Auburn Hills Manufacturing, Inc.

3.10	*	Certificate of Incorporation of Oxford Forge, Inc.

3.11	*	By-laws of Oxford Forge, Inc.

3.12	*	Certificate of Incorporation of MSP Industries Corporation

3.13	*	By-laws of MSP Industries Corporation

3.14	*	Amended and Restated By-laws of MSP Industries Corporation

3.15	*	Certificate of Incorporation of Colfor Manufacturing, Inc.

3.16	*	By-laws of Colfor Manufacturing, Inc.

3.17	*	Certificate of Incorporation of Accugear, Inc.

3.18	*	By-laws of Accugear, Inc.

3.19	*	Certificate of Organization of Rochester Manufacturing, LLC

3.20	*	Articles of Organization of of Rochester Manufacturing, LLC

3.21	*	Operating Agreement of Rochester Manufacturing, LLC

3.22	*	Certificate of Incorporation of Metaldyne Performance Group, Inc.

3.23	*	Certificate of Merger of Metaldyne Performance Group, Inc.

3.24	*	By-laws of Metaldyne Performance Group, Inc.

Exhibit No.		Description
3.25	*	Certificate of Incorporation of MPG Holdco I Inc.

3.26	*	By-laws of MPG Holdco I Inc.

3.27	*	Certificate of Formation of Metaldyne BSM, LLC

3.28	*	Limited Liability Company Agreement of Metaldyne BSM, LLC

3.29	*	Certificate of Formation of Metaldyne M&A Bluffton, LLC

3.30	*	Limited Liability Company Agreement of Metaldyne M&A Bluffton, LLC

3.31	*	Certificate of Incorporation of Metaldyne Powertrain Components, Inc.

3.32	*	By-laws of Metaldyne Powertrain Components, Inc.

3.33	*	Certificate of Formation of Metaldyne Sintered Ridgway, LLC

3.34	*	Limited Liability Company Agreement of Metaldyne Sintered Ridgway, LLC

3.35	*	Certificate of Formation of Metaldyne SinterForged Products, LLC

3.36	*	Limited Liability Company Agreement of Metaldyne SinterForged Products, LLC

3.37	*	Certificate of Formation of Punchcraft Machining and Tooling, LLC

3.38	*	Limited Liability Company Agreement of Punchcraft Machining and Tooling, LLC

3.39	*	Certificate of Formation of HHI FormTech, LLC

3.40	*	Limited Liability Company Agreement of HHI FormTech, LLC (as successor to HHI Funding, LLC)

3.41	*	Amended and Restated Limited Liability Company Agreement of HHI FormTech, LLC

3.42	*	Second Amended and Restated Limited Liability Company Agreement of HHI FormTech, LLC

3.43	*	Certificate of Formation of Jernberg Industries, LLC

3.44	*	Limited Liability Company Agreement of Jernberg Industries, LLC

3.45	*	Amended and Restated Limited Liability Company Agreement of Jernberg Industries, LLC

3.46	*	Certificate of Formation of Impact Forge Group, LLC

3.47	*	Limited Liability Company Agreement of Impact Forge Group, LLC

3.48	*	Amended and Restated Limited Liability Company Agreement of Impact Forge Group, LLC

3.49	*	Certificate of Incorporation of ASP HHI Holdings, Inc.

3.50	*	By-laws of ASP HHI Holdings, Inc.

3.51	*	Certificate of Incorporation of ASP HHI Intermediate Holdings, Inc.

3.52	*	By-laws of ASP HHI Intermediate Holdings, Inc.

3.53	*	Certificate of Incorporation of ASP HHI Intermediate Holdings II, Inc.

3.54	*	By-laws of ASP HHI Intermediate Holdings II, Inc.

3.55	*	Certificate of Incorporation of ASP HHI Acquisition Co., Inc.

Exhibit No.		Description
3.56	*	By-laws of ASP HHI Acquisition Co., Inc.

3.57	*	Certificate of Formation of Forging Holdings, LLC

3.58	*	Limited Liability Company Agreement of Forging Holdings, LLC

3.59	*	Amended and Restated Limited Liability Company Agreement of Forging Holdings, LLC

3.60	*	Certificate of Formation of Hephaestus Holdings, LLC

3.61	*	Limited Liability Company Agreement of Hephaestus Holdings, LLC

3.62	*	Amended and Restated Limited Liability Company Agreement of Hephaestus Holdings, LLC

3.63	*	Certificate of Formation of HHI FormTech Holdings, LLC

3.64	*	Limited Liability Company Agreement of HHI FormTech Holdings, LLC

3.65	*	Amended and Restated Limited Liability Company Agreement of HHI FormTech Holdings, LLC

3.66	*	Certificate of Formation of HHI Forging, LLC

3.67	*	Limited Liability Company Agreement of HHI Forging, LLC

3.68	*	Amended and Restated Limited Liability Company Agreement of HHI Forging, LLC

3.69	*	Certificate of Formation of Gearing Holdings, LLC

3.70	*	Limited Liability Company Agreement of Gearing Holdings, LLC

3.71	*	Amended and Restated Limited Liability Company Agreement of Gearing Holdings, LLC

3.72	*	Certificate of Formation of Cloyes Gear Holdings, LLC

3.73	*	Limited Liability Company Agreement of Cloyes Gear Holdings, LLC

3.74	*	Amended and Restated Limited Liability Company Agreement of Cloyes Gear Holdings, LLC

3.75	*	Certificate of Formation of Jernberg Holdings, LLC

3.76	*	Limited Liability Company Agreement of Jernberg Holdings, LLC

3.77	*	Amended and Restated Limited Liability Company Agreement of Jernberg Holdings, LLC

3.78	*	Certificate of Formation of Impact Forge Holdings, LLC

3.79	*	Limited Liability Company Agreement of Impact Forge Holdings, LLC

3.80	*	Amended and Restated Limited Liability Company Agreement of Impact Forge Holdings, LLC

3.81	*	Certificate of Incorporation of ASP MD Holdings, Inc.

3.82	*	By-laws of ASP MD Holdings, Inc.

3.83	*	Certificate of Incorporation of ASP MD Intermediate Holdings, Inc.

3.84	*	By-laws of ASP MD Intermediate Holdings, Inc.

3.85	*	Certificate of Incorporation of ASP MD Intermediate Holdings II, Inc.

3.86	*	By-laws of ASP MD Intermediate Holdings II, Inc.

Exhibit No.		Description
3.87	*	Certificate of Incorporation of MD Investors Corporation

3.88	*	By-laws of MD Investors Corporation

3.89	*	Certificate of Formation of Metaldyne, LLC

3.90	*	Limited Liability Company Agreement of Metaldyne, LLC

3.91	*	Amended and Restated Limited Liability Company Agreement of Metaldyne, LLC

3.92	*	Certificate of Formation of Gear Design and Manufacturing, LLC

3.93	*	Limited Liability Company Agreement of Gear Design and Manufacturing, LLC

3.94	*	Consent of Member and Manager of Gear Design and Manufacturing, LLC

3.95	*	Charter Documents of Grede Wisconsin Subsidiaries LLC

3.96	*	Certificate of Status of Grede Wisconsin Subsidiaries LLC

3.97	*	Operating Agreement of Grede Wisconsin Subsidiaries LLC

3.98	*	Amended and Restated Articles of Incorporation of Cloyes Gear and Products, Inc.

3.99	*	Code of Regulations of Cloyes Gear and Products, Inc.

3.100	*	Certificate of Formation of Grede LLC

3.101	*	Limited Liability Company Agreement of Grede LLC

3.102	*	Second Amended and Restated Limited Liability Company Agreement of Grede LLC

3.103	*	Conversion and Contribution Agreement and Stockholder Consent of Grede LLC

3.104	*	Certificate of Formation of Grede Holdings LLC

3.105	*	Limited Liability Company Agreement of Grede Holdings LLC

3.106	*	Amended and Restated Limited Liability Company Agreement of Grede Holdings LLC

3.107	*	Second Amended and Restated Limited Liability Company Agreement of Grede Holdings LLC

3.108	*	Certificate of Formation of ASP Grede Intermediate Holdings LLC

3.109	*	Limited Liability Company Agreement of ASP Grede Intermediate Holdings LLC

3.110	*	Amended and Restated Limited Liability Company Agreement of ASP Grede Intermediate Holdings LLC

3.111	*	Second Amended and Restated Limited Liability Company Agreement of ASP Grede Intermediate Holdings LLC

3.112	*	Certificate of Formation of GSC RIII—Grede LLC

3.113	*	Limited Liability Company Agreement of GSC RIII—Grede LLC

3.114	*	Certificate of Formation of Shop IV Subsidiary Investment (Grede), LLC

3.115	*	Limited Liability Company Agreement of Shop IV Subsidiary Investment (Grede), LLC

3.116	*	Certificate of Formation of HHI Holdings, LLC

3.117	*	Limited Liability Company Agreement of HHI Holdings, LLC

Exhibit No.		Description
3.118	*	Amended and Restated Limited Liability Company Agreement of HHI Holdings, LLC

3.119	*	Second Amended and Restated Limited Liability Company Agreement of HHI Holdings, LLC

3.120	*	Third Amended and Restated Limited Liability Company Agreement of HHI Holdings, LLC

3.121	*	Certificate of Formation of Grede II LLC

3.122	*	Limited Liability Company Agreement of Grede II LLC

3.123	*	Certificate of Formation of ASP Grede AcquisitionCo LLC

3.124	*	Limited Liability Company Agreement of ASP Grede AcquisitionCo LLC

3.125	*	Articles of Organization of The Mesh Company, LLC

3.126	*	Second Amended and Restated Operating Agreement of The Mesh Company, LLC

4.1		Specimen Certificate for shares of the Company's Common Stock (Incorporated by reference to Exhibit 4.01 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-53491))

4.2		Form of Indenture, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., as guarantor, certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-3 (Registration No. 333-175508).)

4.3		Indenture, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., as guarantor, certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K dated October 31, 2011.)

4.4		First Supplemental Indenture, dated March 23, 2017 among American Axle & Manufacturing, Inc., Alpha SPV I, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K dated March 23, 2017.)

4.5		Second Supplemental Indenture, dated May 17, 2017 among American Axle & Manufacturing, Inc., Metaldyne Performance Group Inc., American Axle & Manufacturing Holdings, Inc. certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K dated May 17, 2017.)

4.6		Registration Rights Agreement, dated as of March 23, 2017, among American Axle & Manufacturing, Inc., certain subsidiary guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, in respect of the 6.25% Senior Notes due 2025 (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated March 23, 2017.)

Exhibit No.		Description
4.7		Registration Rights Agreement, dated as of March 23, 2017, among American Axle & Manufacturing, Inc., certain subsidiary guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, in respect of the 6.50% Senior Notes due 2027 (Incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K dated March 23, 2017.)

5.1	*	Opinion of Shearman & Sterling LLP.

5.2	*	Opinion of David E. Barnes, Vice President and General Counsel of American Axle & Manufacturing Holdings, Inc. and American Axle & Manufacturing, Inc., as to the legality of the Subsidiary Guarantees.

10.1		Asset Purchase Agreement, dated February 18, 1994, between AAM, Inc. and GM, and all amendments thereto (Incorporated by reference to Exhibit 10.01 filed with American Axle & Manufacturing Holdings, Inc.'s Registration Statement on Form S-1 (Registration No. 333-53491).)

10.2		Lifetime Program Contract for GMT-900 Products, between GM and AAM, Inc. (Incorporated by reference to Exhibit 10.51 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 2003.)

++10.3		Letter Agreement dated April 22, 2004 by and between DaimlerChrysler Corporation and AAM, Inc. (Incorporated by reference to Exhibit 10.43 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 2004.)

‡10.4		Forms of Restricted Stock and Restricted Stock Unit Agreements under 1999 Stock Incentive Plan (Incorporated by reference to Exhibit 10.45 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended September 30, 2004.)

‡10.5		Form of Nonqualified Stock Option Agreement (Incorporated by reference to Exhibit 10.5 of Current Report on Form 8-K dated October 26, 2005)

‡10.6		Restated 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Compensation Plan (Incorporated by reference to Exhibit 10.51 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2005.)

++10.7		Letter Agreement between General Motors Corporation and American Axle & Manufacturing, Inc. dated June 29, 2007 (Incorporated by reference to Exhibit 99.1 of Current Report on Form 8-K dated June 29, 2007.)

‡10.8		Form of 2008 Stock Option Award Agreement for executive officers of American Axle & Manufacturing Holdings, Inc. (Incorporated by reference to Exhibit 10.52 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2007.)

10.9		Agreement between General Motors Corporation and American Axle & Manufacturing, Inc. dated May 3, 2008, as amended May 16, 2008 (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated May 23, 2008.)

‡10.10		Amended and Restated AAM 2009 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.61 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 2009.)

Exhibit No.	Description
++10.11	Settlement and Commercial Agreement, dated as of September 16, 2009, among General Motors Company, American Axle & Manufacturing Holdings, Inc. and American Axle & Manufacturing, Inc. (Incorporated by reference to Exhibit 10.62 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended September 30, 2009.)

‡10.12	Form of Nonqualified Stock Option Award Agreement under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K dated May 1, 2012.)

‡10.13	Form of Restricted Stock Unit Award Agreement for Non-employee Directors under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.3 of Current Report on Form 8-K dated May 1, 2012.)

‡10.14	Form of Restricted Stock Unit Award Agreement (Cliff Vesting) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.4 of Current Report on Form 8-K dated May 1, 2012.)

‡10.15	Form of Restricted Stock Unit Award Agreement (Installment Vesting) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.5 of Current Report on Form 8-K dated May 1, 2012.)

‡10.16	Form of Performance Unit Award Agreement for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.6 of Current Report on Form 8-K dated May 1, 2012.)

‡10.17	American Axle & Manufacturing, Inc. Amended and Restated Supplemental Executive Retirement Program Document (Incorporated by reference to Exhibit 10.37 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended June 30, 2012.)

10.18	Amendment and Restatement Agreement dated as of September 13, 2013, among American Axle & Manufacturing Holdings, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, and each financial institution party thereto as a lender, including as Exhibit A thereto, the Amended and Restated Credit Agreement dated as of January 9, 2004 and amended and restated as of September 13, 2013 among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated September 16, 2013.)

10.19	Guarantee Agreement dated as of January 9, 2004, as amended and restated as of September 13, 2013, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein, and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders referred to therein (Incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K dated September 16, 2013.)

10.20	Collateral Agreement dated as of November 7, 2008, as amended and restated as of September 13, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (Incorporated by reference to Exhibit 99.1 of Current Report on Form 8-K dated September 16, 2013.)

Exhibit No.	Description
‡10.21	Form of Performance Share Award Agreement (Relative TSR) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.35 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2013.)

‡10.22	Form of Performance Share Award Agreement (EBITDA) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.36 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2013.)

‡10.23	Form of Restricted Stock Unit Award Agreement (Cliff Vesting) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.37 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2013.)

‡10.24	Form of Restricted Stock Unit Award Agreement for Board of Directors under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 filed with American Axle & Manufacturing Holdings, Inc. Form 10-Q for the quarterly period ended March 31, 2014.)

‡10.25	Amended and Restated Employment Agreement dated February 19, 2015 by and between the Company and David C. Dauch (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated February 26, 2015.)

‡10.26	AAM Executive Officer Change in Control Plan dated February 19, 2015 (Incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K dated February 26, 2015.)

‡10.27	Form of Performance Share Award Agreement (Relative TSR) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.3 of Current Report on Form 8-K dated February 26, 2015.)

‡10.28	Form of Performance Share Award Agreement (EBITDA) for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.4 of Current Report on Form 8-K dated February 26, 2015.)

‡10.29	Form of Restricted Stock Unit Award Agreement for Executive Officers under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.5 of Current Report on Form 8-K dated February 26, 2015.)

‡10.30	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.6 of Current Report on Form 8-K dated February 26, 2015.)

‡10.31	Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc. Registration Statement on Form S-8 (Registration No. 333-220300).)

‡10.32	Employment Agreement dated as of August 1, 2015 by and between the Company and Michael K. Simonte (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated July 31, 2015.)

‡10.33	Second Amended and Restated American Axle & Manufacturing, Inc. Incentive Compensation Plan for Executive Officers effective as of January 1, 2016 (Incorporated by reference to Exhibit 10.38 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2015.)

Exhibit No.		Description
‡10.34		Voting Agreement, dated as of November 3, 2016, by and between American Axle & Manufacturing Holdings, Inc. and ASP MD Investco LP (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated November 8, 2016.)

10.35		Credit Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated April 12, 2017.)

10.36		Collateral Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing Holdings, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (Incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K dated April 12, 2017.)

10.37		Guarantee Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent (Incorporated by reference to Exhibit 99.1 of Current Report on Form 8-K dated April 12, 2017.)

10.38		Stockholders' Agreement, dated as of April 6, 2017, among American Axle & Manufacturing Holdings, Inc., ASP MD Investco L.P. and American Securities LLC (Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated April 6, 2017)

12.1		Statement regarding Computation of Ratio of Earnings to Fixed Charges (Incorporated by reference to Exhibit 12 filed with American Axle & Manufacturing Holdings, Inc. Form 10-K for the year ended December 31, 2016.)

21.1	*	List of Subsidiaries

23.1	*	Consent of Deloitte & Touche LLP

23.2	*	Consent of Deloitte & Touche LLP

23.3	*	Consent of KPMG LLP

23.4	*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

23.5	*	Consent of David E. Barnes (included in Exhibit 5.2)

24.1	*	Powers of Attorney (included on signature pages).

25.1	*	Statement of Eligibility of U.S. Bank National Association on Form T-1.

99.1	*	Form of Letter of Transmittal (with accompanying IRS Form W-9 and related Guidelines).

99.2	*	Form of Letter to Registered Holders and Depository Trust Company Participants.

99.3	*	Form of Letter to Clients (with form of Instructions to Registered Holder and/or Depository Trust Company Participant).

++
Confidential Treatment Request Granted by the SEC

‡
Reflects Management or Compensatory Contract

*
Filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

AMERICAN AXLE & MANUFACTURING, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. DAUCH David C. Dauch	Chairman of the Board & Chief Executive Officer/Director (principal executive officer)	December 15, 2017
/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. DAUCH David C. Dauch	Chairman of the Board & Chief Executive Officer/Director (principal executive officer)	December 15, 2017
/s/ ELIZABETH A. CHAPPELL Elizabeth A. Chappell	Director	December 15, 2017
/s/ WILLIAM L. KOZYRA William L. Kozyra	Director	December 15, 2017
/s/ PETER D. LYONS Peter D. Lyons	Director	December 15, 2017
/s/ JAMES A. MCCASLIN James A. McCaslin	Director	December 15, 2017

Signature	Title	Date

/s/ WILLIAM P. MILLER II William P. Miller II	Director	December 15, 2017
/s/ JOHN F. SMITH John F. Smith	Director	December 15, 2017
/s/ SAMUEL VALENTI III Samuel Valenti III	Director	December 15, 2017
/s/ GEORGE THANOPOULOS George Thanopoulos	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE PERFORMANCE GROUP, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. DAUCH David C. Dauch	Chairman of the Board & Chief Executive Officer/Director (principal executive officer)	December 15, 2017
/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

AAM INTERNATIONAL HOLDINGS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board and President	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

AUBURN HILLS MANUFACTURING, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ACCUGEAR, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

COLFOR MANUFACTURING, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

MSP INDUSTRIES CORPORATION
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

OXFORD FORGE, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ROCHESTER MANUFACTURING, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

MPG HOLDCO I INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE BSM, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE M&A BLUFFTON, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE POWERTRAIN COMPONENTS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE SINTERED RIDGWAY INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE SINTERFORGED PRODUCTS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

PUNCHCRAFT MACHINING AND TOOLING, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

HHI FORMTECH, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

JERNBERG INDUSTRIES, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

IMPACT FORGE GROUP, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP HHI HOLDINGS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP HHI INTERMEDIATE HOLDINGS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP HHI INTERMEDIATE HOLDINGS II, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP HHI ACQUISITION CO., INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

FORGING HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

HEPHAESTUS HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

HHI FORMTECH HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GEARING HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

HHI FORGING, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

CLOYES GEAR HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

JERNBERG HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

IMPACT FORGE HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP MD HOLDINGS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP MD INTERMEDIATE HOLDINGS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP MD INTERMEDIATE HOLDINGS II, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GEAR DESIGN AND MANUFACTURING, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

MD INVESTORS CORPORATION
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

METALDYNE, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GREDE WISCONSIN SUBSIDIARIES LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

CLOYES GEAR AND PRODUCTS, INC.
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GREDE HOLDINGS LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GREDE LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP GREDE INTERMEDIATE HOLDINGS LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GSC RIII—GREDE LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

SHOP IV SUBSIDIARY INVESTMENT (GREDE), LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

HHI HOLDINGS, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

GREDE II LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

ASP GREDE ACQUISITIONCO LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Director	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 15, 2017.

THE MESH COMPANY, LLC
By:	/s/ CHRISTOPHER J. MAY Christopher J. May Vice President & Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Christopher J. May and David E. Barnes his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. SIMONTE Michael K. Simonte	Chairman of the Board	December 15, 2017
/s/ CHRISTOPHER J. MAY Christopher J. May	Director	December 15, 2017
/s/ DAVID E. BARNES David E. Barnes	Director	December 15, 2017